Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SMURFIT-STONE CONTAINER CORP. SHAREHOLDER LITIGATION	) ) ) ) )	Consolidated C.A. No. 6164-VCP
ROCK-TENN COMPANY and ROCKTENN CP, LLC,

Defendants and Counterclaim-Plaintiffs,

v.

JOHN M. MARKS and MELVIN D. SPENCER, individually and as co-lead plaintiffs of the certified class,

and

IVORY HILL INVESTMENTS LLC, individually and as a member of the certified class,

Plaintiffs and Counterclaim-Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

STIPULATION AND AGREEMENT OF COMPROMISE AND SETTLEMENT

This Stipulation and Agreement of Compromise and Settlement (“Stipulation”), dated October 5, 2011, which is entered into among (i) lead plaintiffs John M. Marks and Melvin D. Spencer (the “Plaintiffs”), on their own behalf and on behalf of the Class, as defined herein, and (ii) defendants Patrick J. Moore, Ralph F. Hake, Timothy J. Bernlohr, Terrell K. Crews, Eugene I. Davis, Michael E. Ducey, Jonathan F. Foster, Ernst A. Häberli, Arthur W. Huge and James J. O’Connor (the “Individual Defendants”), Rock-Tenn Company (“Rock-Tenn Co.”) and Sam Acquisition LLC (now known as RockTenn CP, LLC)1 (collectively, with Rock-Tenn Co., “Rock-Tenn”) (Rock-Tenn, collectively with the Individual Defendants, “Defendants”) (Defendants, collectively with the Plaintiffs, the “Parties”), by and through their undersigned attorneys, states all of the terms of the settlement and resolution of this matter and is intended by the Parties to fully and finally compromise, resolve, discharge and settle the Released Claims, as defined herein, subject to the approval of the Delaware Court of Chancery (the “Court”):

BACKGROUND TO THE SETTLEMENT

A.  On January 23, 2011, Rock-Tenn and Smurfit-Stone announced that they had reached an agreement (the “Merger Agreement”) for Rock-Tenn to acquire all outstanding shares of Smurfit-Stone common stock (collectively with the other transactions contemplated by the Merger Agreement, the “Transaction” or “Merger”).  Pursuant to the Merger Agreement, each share of Smurfit-Stone common stock would be converted into the right to receive $17.50 in cash and 0.30605 shares of Rock-Tenn Co. common stock (the “Merger Consideration”).  At the time of the announcement and based on the trading price of Rock-Tenn Co. common stock on the trading day before the announcement, the total Merger Consideration was worth $35 per share.

1 Smurfit-Stone Container Corporation (“Smurfit-Stone”) was also named as a defendant in the actions being settled herein.  On May 27, 2011, Smurfit-Stone merged with and into Sam Acquisition LLC, with Sam Acquisition LLC as the surviving entity.

B.  Between February 2, 2011 and March 21, 2011, the following actions (together, the “Delaware Actions”, and each, a “Delaware Action”) were commenced before the Court on behalf of stockholders of Smurfit-Stone, challenging the Merger as a product of breaches of fiduciary duty by Smurfit-Stone’s Board of Directors, allegedly aided and abetted by Rock-Tenn, and setting forth substantially similar allegations and seeking substantially similar relief:

(i)  Marks v. Smurfit-Stone Container Corp., et al., C.A. No. 6164,

(ii)  Gould v. Smurfit-Stone Container Corp., et al., C.A. No. 6291, and

(iii)  Spencer v. Moore, et al., C.A. No. 6299.

C.  In addition, between January 26, 2011 and February 4, 2011, the following actions were filed in Illinois state court on behalf of stockholders of Smurfit-Stone, challenging the Merger as a product of breaches of fiduciary duty by Smurfit-Stone’s Board of Directors, allegedly aided and abetted by Rock-Tenn and Smurfit-Stone, and setting forth substantially similar allegations and seeking substantially similar relief as that sought in the Delaware Actions:

(i)  Gold v. Smurfit-Stone Container Corp., et al., No. 11-CH-3371,2

(ii)  Roseman v. Smurfit-Stone Container Corp., et al., No. 11-CH-3519,

2 Although the plaintiff’s name appears in this caption as “Gold”, the plaintiff in this case is Matthew Gould, the individual who appears as plaintiff in the Delaware Action captioned Gould v. Smurfit-Stone Container Corp., et al., C.A. No. 6291.  After the Illinois Action was consolidated, Gould was voluntarily dismissed as a named plaintiff in the Illinois Action.

(iii)  Findley v. Smurfit-Stone Container Corp., et al., No. 11-CH-3726, and

(iv)  Czech v. Smurfit-Stone Container Corp., et al., No. 11-CH-4282.

On February 10, 2011, these cases were consolidated together into a single action captioned Gold v. Smurfit-Stone Container Corp., et al., No. 11-CH-3371 (the “Illinois Action”).

D.  On February 8, 2011, Marks filed a motion for a preliminary injunction in Marks v. Smurfit-Stone Container Corp., et al., C.A. No. 6164.

E.  On February 22, 2011, Defendants filed a motion in Delaware to proceed in one jurisdiction.  Specifically, Defendants requested that the Court confer with the judge in the Illinois Action and attempt to determine a single forum in which the entire litigation should proceed and that the other court stay or dismiss the actions pending before it.  Defendants proposed that the then-pending Delaware Action, Marks v. Smurfit-Stone Container Corp., et al., C.A. No. 6164, proceed and that the Illinois Action be stayed; Marks did not oppose this motion.

F.  On February 23, 2011, Smurfit-Stone, Rock-Tenn Co. and Sam Acquisition LLC filed a corresponding motion in Illinois, asking that the Illinois Action be dismissed or stayed in favor of the Delaware Actions.  Initially, the plaintiffs in the Illinois Action opposed this motion.

G.  Also on February 23, 2011, Plaintiff Matthew Gould filed a Motion for Appointment of Class Counsel in the Illinois Action.  The motion was unopposed.

H.  On February 24, 2011, Rock-Tenn Co. filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “S-4”) with respect to the Rock-Tenn Co. common stock to be issued as part of the Merger Consideration in connection with the Transaction.  The S-4 included a Joint Preliminary Proxy/Prospectus of Rock-Tenn Co. and Smurfit-Stone (the “Preliminary Proxy Statement”).

I.  As filed on February 24, 2011, the Preliminary Proxy Statement erroneously described and attached an outdated version of 8 Del. C. § 262 rather than the current version of the statute (the “Appraisal-Related Disclosure Error”).

J.  On March 4, 2011, plaintiffs in the Illinois Action moved to file an amended complaint.

K.  On March 8, 2011, Robbins Geller Rudman & Dowd LLP (“Robbins Geller”) was appointed class counsel in the Illinois Action.  The March 8 order also memorialized an agreement between the Parties to coordinate discovery in the Illinois and Delaware Actions and granted the March 4 motion to file an amended complaint.

L.  On March 23, 2011, Plaintiffs moved to consolidate the Delaware Actions.

M.  The Court granted the motion to consolidate the Delaware Actions on March 24, 2011.  In its order, the Court consolidated the Delaware Actions into a single action captioned In re Smurfit-Stone Container Corp. Shareholder Litigation, C.A. No. 6164 (the “Action”, collectively with the Illinois Action, the “Delaware and Illinois Actions”).  The Court’s consolidation order certified Marks and Spencer as the representatives of a putative class of Smurfit-Stone stockholders and designated the firms of Grant & Eisenhofer P.A. (“G&E”), Bernstein Litowitz Berger & Grossmann LLP (“Bernstein Litowitz”) and Faruqi & Faruqi, LLP (“F&F”) as co-lead counsel.

N.  In its consolidation order, the Court designated Spencer’s complaint the operative complaint.  Spencer’s complaint alleged, inter alia, that the Merger was a product of breaches of fiduciary duty by Smurfit-Stone’s Board of Directors, allegedly aided and abetted by Rock-Tenn, and that the Preliminary Proxy Statement misrepresented or omitted material facts regarding the Merger.  Spencer’s complaint contended that the breaches of fiduciary duty and the alleged deficiencies in the Preliminary Proxy Statement required the Court to issue preliminary and permanent injunctive relief enjoining the stockholder vote on the Transaction.  Spencer’s complaint did not mention the Appraisal-Related Disclosure Error.

O.  On March 24, 2011, Plaintiffs moved the Court to certify a class consisting of “all record and beneficial holders of Smurfit-Stone common stock as of January 23, 2011, or their successors in interest, who have been injured or threatened with injury by the allegedly unlawful conduct of the Defendants”.  The proposed class excluded “Defendants and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants”.

P.  In March and April 2011, the Parties secured the entry by the Court of a confidentiality order, served and responded to document requests, exchanged over 280,000 pages of documents, issued deposition notices and conducted six fact depositions, served subpoenas on and took discovery from non-parties to the Action and identified and took discovery from expert witnesses.

Q.  On April 1, 2011, Judge Rita M. Novak of the Circuit Court of Cook County, Illinois, heard argument regarding Defendants’ motion to proceed in one jurisdiction.  On April 21, 2011, Judge Novak issued an order which, in principal part, stayed the Illinois Action until resolution of the preliminary injunction proceedings in Delaware.

R.  Also on April 21, Plaintiffs filed a stipulation seeking to add Robbins Geller as co-lead counsel in the Action.  The Court issued an order to this effect on April 25, 2011.

S.  After several amendments, the S-4 was declared effective on April 27, 2011.  Also on April 27, 2011, Smurfit-Stone filed with the SEC a Definitive Proxy Statement (the “Definitive Proxy Statement”).  The Definitive Proxy Statement contained the Appraisal-Related Disclosure Error.

T.  On April 30, 2011, Plaintiffs filed their opening brief in connection with the earlier-filed motion for a preliminary injunction enjoining the stockholder vote.  Defendants filed opposition papers on May 11, 2011, and Plaintiffs filed their reply on May 15, 2011.  The preliminary injunction papers filed by Plaintiffs asserted, inter alia, that the S-4 and Definitive Proxy Statement continued to omit material facts regarding the Merger, but those papers did not mention the Appraisal-Related Disclosure Error.

U.  On May 2, 2011, the Court entered an order certifying a class of plaintiffs consisting of “all record and beneficial holders of Smurfit-Stone common stock as of January 23, 2011, or their successors in interest, who have been injured or threatened with injury by the allegedly unlawful conduct of the Defendants” (the “Initial Class”).  The order excluded from the Initial Class the Defendants “and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants”.

V.  In its May 2, 2011 order, the Court named Marks and Spencer as the representatives of the Initial Class and designated the firms of G&E, Bernstein Litowitz, F&F and Robbins Geller as lead counsel to the Initial Class.

W.  On May 3, 2011, counsel for plaintiffs in the Illinois Action wrote to Judge Novak to inform her that Robbins Geller had agreed (1) to stay the Illinois Action in deference to the Action and (2) to dismiss the Illinois Action upon final resolution of the Action.

X.  On May 16, 2011, although it believed that the disclosure-related allegations in the Delaware and Illinois Actions were without merit, Smurfit-Stone made certain supplemental disclosures to the Definitive Proxy Statement.  These disclosures directly addressed the alleged disclosure deficiencies that had been highlighted in Plaintiffs’ preliminary injunction papers and were made as a direct result of Plaintiffs’ pursuit of their preliminary injunction motion.

Y.  On May 18, 2011, the Court heard argument on the preliminary injunction motion.  During argument, Plaintiffs’ counsel informed the Court that the supplemental disclosures made by Smurfit-Stone on May 16, 2011 had rendered moot the disclosure deficiencies alleged in Plaintiffs’ moving papers.  The hearing focused on Plaintiffs’ request for a preliminary injunction based on alleged breaches of fiduciary duty by Smurfit-Stone’s Board of Directors in negotiating and approving the Transaction.

Z.  On May 20, 2011, the Court denied the Plaintiffs’ motion for a preliminary injunction and permitted the stockholder vote to proceed.

AA.  During the period between and including January 23, 2011, and May 27, 2011, Smurfit-Stone issued several million new shares of common stock.  Holders of these shares were not part of the Initial Class, which was defined by reference to holders of shares outstanding as of January 23, 2011.

BB.  On May 27, 2011, Smurfit-Stone held a stockholder meeting, and the stockholders voted to approve the Transaction.  Over 91% of the shares of Smurfit-Stone common stock that voted, and 73% of all outstanding Smurfit-Stone common stock eligible to vote, was voted in favor of the Merger.  Later that day, the Transaction closed.

CC.  Based on the price of Rock-Tenn Co. common stock on the Merger Date, the value of the Merger Consideration received by Smurfit-Stone stockholders, rounded to the nearest penny, was $41.26 per share.

DD.  On June 17, 2011, Ivory Hill Investments LLC (“Ivory Hill”), a purported former holder of Smurfit-Stone common stock, sent a letter to Rock-Tenn notifying it of the Appraisal-Related Disclosure Error.

EE.  On July 7, 2011, Rock-Tenn brought a counterclaim (the “Counterclaim”) against the Initial Class and against Ivory Hill.  In the Counterclaim, Rock-Tenn sought a declaratory judgment with respect to its liability, if any, for the Appraisal-Related Disclosure Error and the proper form of remedy, if any, for that error.

FF.  On July 20, 2011, by agreement of the plaintiffs in the Illinois Action and the Defendants, the Illinois Action was dismissed without prejudice.

NOW, THEREFORE, IT IS STIPULATED, CONSENTED TO AND AGREED, by Plaintiffs, for themselves and on behalf of the Class (as defined below), and Defendants that, subject to the approval of the Court and pursuant to Delaware Court of Chancery Rule 23 and the other conditions set forth herein, for the good and valuable consideration set forth herein and conferred on Plaintiffs and the Class, the Action shall be finally and fully settled, compromised and dismissed on the merits and with prejudice, and all of the Released Claims shall be finally and fully compromised, settled, released and dismissed with prejudice, in the manner and upon the terms and conditions hereafter set forth.

DEFINITIONS

1.  In addition to the terms defined above, the following capitalized terms used in this Stipulation shall have the meanings specified below:

(a)  “Administrator” means the firm retained by Rock-Tenn to administer the Settlement.

(b)  “Class” means any and all record and beneficial holders of Smurfit-Stone common stock at any time during the Class Period, or their respective successors in interest, but excluding the following:  the Defendants; members of the immediate families of each of the Individual Defendants; any parents, subsidiaries and affiliates of any Defendant; current and former directors and officers of any Defendant or of any of Defendants’ parents, subsidiaries or affiliates; any person, firm, trust, corporation or other entity in which any Defendant during the Class Period had a controlling interest; and the legal representatives, heirs, successors in interest or assigns of any such person or entity.

(c)  “Class Counsel” means the law firms of Bernstein Litowitz, F&F, G&E, and Robbins Geller.

(d)  “Class Member” means a member of the Class.

(e)  “Class Period” means the period between and including January 23, 2011, and May 27, 2011.

(f)  “Defendants’ Counsel” means the law firms of Cravath, Swaine & Moore LLP; Morris, Nichols, Arsht & Tunnell, LLP; Wachtell, Lipton, Rosen & Katz; and Young Conway Stargatt & Taylor LLP.

(g)  “Effective Date” means the first business day following the date the Judgment becomes final and unappealable, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise.  The finality of the Judgment shall not be affected by any appeal or other proceeding solely regarding an application for attorneys’ fees and expenses.

(h)  “Judgment” means the Final Order and Judgment to be entered in the Action substantially in the form attached as Exhibit E hereto.

(i)  “Merger Date” means May 27, 2011.

(j)  “Notice” means the Notice of Proposed Settlement of Class Action, Settlement Hearing and Right to Appear, which is to be sent to Class Members substantially in the form attached hereto as Exhibit B.

(k)  “Participation Amount” means the amount submitted to Rock-Tenn by a Class Member in satisfaction of the payment required as a condition of participating in the Quasi-Appraisal Proceeding (as defined in Paragraph 2).

(l)  “Person” means any individual, corporation, general or limited partnership, limited liability company, association, joint stock company, joint venture, estate, legal representative, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity.

(m)  “Quasi-Appraisal Petitioner” means a Class Member who elects to, and fulfills the requirements necessary to, participate in the Quasi-Appraisal Proceeding.

(n)  “Released Claims” means Released Defendants’ Claims and Released Plaintiffs’ Claims.

(o)  “Released Defendants’ Claims” means any and all claims, counterclaims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known claims and Unknown Claims (as defined below), whether legal, equitable or of any other type, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, that have been or could have been asserted in the Delaware and Illinois Actions or in any other court, tribunal, forum or proceeding by Defendants or any of them or their respective successors and assigns against Plaintiffs, any of the other Class Members or their respective counsel, which arise out of or relate in any way to the Transaction or the institution, prosecution, settlement or dismissal of the Delaware and Illinois Actions.  The Released Defendants’ Claims shall not, however, include (x) the right to enforce the Settlement or (y) the right to assert defenses to any claims for statutory appraisal or claims brought in the Quasi-Appraisal Proceeding.

(p)   “Released Defendant Parties” means (i) any and all Defendants, (ii) their respective past or present immediate family members, affiliates, associates, subsidiaries, parents, predecessors, successors, officers, directors, employees, agents, advisors, financial or investment advisors, insurers, and attorneys, (iii) any Person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest, and (iv) the legal representatives, heirs, successors in interest or assigns of any of the foregoing.

(q)  “Released Plaintiffs’ Claims” means any and all manner of claims, counterclaims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known claims and Unknown Claims (as defined below), whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including but not limited to any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively) that (i) were asserted in the Delaware and Illinois Actions; or (ii) could have been asserted in the Delaware and Illinois Actions or in any other court, tribunal, forum or proceeding by any or all Plaintiffs or other Class Members, which arise out of the Class Members’ status as holders of Smurfit-Stone common stock during the Class Period and are based upon, arise out of or involve, directly or indirectly, (a) the Merger Agreement or the Transaction; (b) disclosures or statements concerning the Merger Agreement or the Transaction; or (c) any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof that were alleged, asserted, set forth or claimed in the Delaware Actions and/or Illinois Action.  The Released Plaintiffs’ Claims shall not, however, include (x) the right to enforce the Settlement; (y) claims for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law by holders of Smurfit-Stone common stock who properly perfect such claims for appraisal and do not otherwise waive their appraisal rights; or (z) claims in the Quasi-Appraisal Proceeding.

(r)  “Released Plaintiff Parties” means any and all Plaintiffs, any and all of the other Class Members, and their respective counsel (including Class Counsel).

(s)  “Settlement” means the settlement contemplated by this Stipulation.

(t)  “Settlement Hearing” means the hearing to be held by the Court to determine whether the proposed Settlement should be approved as fair, reasonable and adequate, whether all Released Claims should be dismissed with prejudice in the manner and upon the terms and conditions set forth in this Stipulation, whether an order and judgment approving the Settlement should be entered, and whether and in what amount any award of attorneys’ fees and reimbursement of expenses should be paid to Class Counsel.

(u)  “Settlement Stock Value” means the average of the volume weighted average price per share of Rock-Tenn Co. common stock on the New York Stock Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by Rock-Tenn) on each of the ten (10) consecutive trading days ending prior to the date of payment of the Quasi-Appraisal Award, calculated to the nearest one-tenth of one cent.

(v)  “Unknown Claims” means any and all claims that any Plaintiff or other Class Member does not know or suspect exists in his, her or its favor as against the Released Defendant Parties at the time of the release of the Released Plaintiffs’ Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement, and any and all claims which any Defendant does not know or suspect to exist in his, her or its favor as against the Released Plaintiff Parties at the time of the release of the Released Defendants’ Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement.  With respect to all Released Claims, the Parties relinquish, and by operation of law the other Class Members and the other Released Defendant Parties shall be deemed to have relinquished, on the Effective Date, to the full extent permitted by law, the provisions, right and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, with respect to all Released Claims, the Parties relinquish, and by operation of law the other Class Members and the other Released Defendant Parties shall be deemed to have relinquished, on the Effective Date, to the full extent permitted by law, the provisions, rights, and benefits of any state, local, foreign, federal, statutory, regulatory, common or other law or rule, which is similar, comparable or equivalent to Section 1542 of the California Civil Code.  The Parties acknowledge, and by operation of law the other Class Members and the other Released Defendant Parties shall be deemed to have acknowledged, on the Effective Date, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Parties that this Stipulation completely, fully, finally and forever extinguishes any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  The Parties acknowledge, and by operation of law the other Class Members and the other Released Defendant Parties shall be deemed to have acknowledged, on the Effective Date, that the inclusion of “Unknown Claims” in the definition of “Released Defendants’ Claims” and “Released Plaintiffs’ Claims” was separately bargained for and was a key element of the Settlement and was relied upon by each and all of the Parties in entering into this Stipulation.

SETTLEMENT CONSIDERATION

2.  In consideration for the full and final settlement and dismissal with prejudice of, and the release of, any and all Released Claims in the manner and upon the terms and conditions set forth in this Stipulation, the Parties will jointly request that the Court enter, as part of the Judgment, an order establishing the right of Class Members to elect to participate in a quasi-appraisal proceeding that will be governed by the rules and standards applicable to statutory appraisal proceedings under 8 Del. C. § 262, subject to the modifications set forth in this Paragraph 2 and in the Notice (the “Quasi-Appraisal Proceeding”).

(a)  Categories of Quasi-Appraisal Petitioners:

(i)   A holder immediately prior to the closing of the Merger of a share of Smurfit-Stone common stock that was voted in favor of the Merger shall be eligible to participate in the Quasi-Appraisal Proceeding with respect to that share provided that, at the time the stockholder submits a Proof of Claim, the stockholder submits to Rock-Tenn $41.26 in cash, which represents the value (rounded to the nearest penny) of the per-share Merger Consideration on the Merger Date.

(ii)   A holder immediately prior to the closing of the Merger of a share of Smurfit-Stone common stock that was not voted in favor of the Merger and for which appraisal rights have not already been sought pursuant to 8 Del. C. § 262 shall be eligible to participate in the Quasi-Appraisal Proceeding with respect to that share provided that, at the time the stockholder submits a Proof of Claim, the stockholder submits to Rock-Tenn $6.26 in cash, which represents the difference between the per-share value of the Merger Consideration on the Merger Date (rounded to the nearest penny) and the per-share value of the Merger Consideration upon the execution of the Merger Agreement.

(iii)   A holder immediately prior to the closing of the Merger of a share of Smurfit-Stone common stock for which appraisal rights have already been sought under 8 Del. C. § 262 will retain the right to pursue statutory appraisal with respect to that share and the Settlement shall not alter or infringe that right.  Such holder will not have the right to participate in the Quasi-Appraisal Proceeding with respect to that share and will not have any additional claims with respect to that share as a result of the Settlement.  Notwithstanding the foregoing, nothing herein shall prevent any Party from requesting that the Court consolidate or coordinate the Quasi-Appraisal Proceeding and any statutory appraisal proceedings for pre-trial and/or trial purposes.

(b)  Procedures Governing Quasi-Appraisal Proceeding:

(i) In order to participate in the Quasi-Appraisal Proceeding, stockholders must provide evidence of ownership of Smurfit-Stone common stock immediately prior to the closing of the Merger by submitting the Proof of Claim attached hereto as Exhibit D (the “Proof of Claim”) and complying with the instructions therein.

(ii) Notwithstanding any other provision of 8 Del. C. § 262, Quasi-Appraisal Petitioners who comply with the procedures set forth in this Paragraph 2 and in the Notice shall be deemed to have properly and timely perfected their claim to participate in the Quasi-Appraisal Proceeding.

(iii)  On or before the later of (x) sixty (60) days after the Settlement Hearing or (y) thirty (30) days after the Effective Date (the “Participation Deadline”), any Class Member who wishes to establish his, her or its eligibility to participate in the Quasi-Appraisal Proceeding shall submit a Proof of Claim and enclose a wire transfer authorization, a check or a money order payable to Rock-Tenn Co. in accordance with the terms of the Proof of Claim.

(iv)  If the Effective Date does not occur within sixty (60) days after the Settlement Hearing, then within one week after the Effective Date, Rock-Tenn will inform Class Members of the occurrence of the Effective Date, and of the Participation Deadline, by means of a posting on www.rocktenn.com and in a Form 8-K filing with the SEC.

(v)  Within thirty (30) days after the Participation Deadline, any Class Member who has timely filed a Proof of Claim and wishes to pursue quasi-appraisal may file a petition for quasi-appraisal with the Court.  All such petitions will be consolidated into a single Quasi-Appraisal Proceeding.  Any Quasi-Appraisal Petitioner who submits a timely petition may seek the Court’s permission to prosecute the Quasi-Appraisal Proceeding on behalf of all Class Members who submitted Proofs of Claim and are entitled to participate in the Quasi-Appraisal Proceeding but who did not timely file their own petitions for quasi-appraisal.  If no Class Member timely files a petition for quasi-appraisal, or if no Class Member seeks permission to prosecute the Quasi-Appraisal Proceeding on behalf of eligible Class Members who did not submit their own petitions, Rock-Tenn will refund the Participation Amounts of those Class Members who did not submit quasi-appraisal petitions, and those Class Members will have no further right to quasi-appraisal.

(vi)  Any dispute regarding a Person’s entitlement to participate in the Quasi-Appraisal Proceeding—whether based on (a) the Person’s membership in the Class; (b) the adequacy of the Person’s Proof of Claim and any supporting documentation; (c) the Person’s compliance with the procedures governing the Quasi-Appraisal Proceeding; or (d) any other reason—shall be resolved by the Court as part of the Quasi-Appraisal Proceeding.

(c)  Form of Payment.

(i)   If a judgment in the Quasi-Appraisal Proceeding (the “Quasi-Appraisal Judgment”) results in the payment of an award by Rock-Tenn to Quasi-Appraisal Petitioners (the “Quasi-Appraisal Award”), the portion of the Quasi-Appraisal Award paid in respect of each share of Smurfit-Stone common stock described in Paragraph 2(a)(i) will be the appraised value, per share, of Smurfit-Stone as determined by the Court in the Quasi-Appraisal Judgment (the “Appraised Value Per Share”).  The portion of the Quasi-Appraisal Award paid in respect of each share of Smurfit-Stone common stock described in Paragraph 2(a)(ii) will be the Appraised Value Per Share minus $35 per share; provided, however, that if the result of the foregoing calculation is equal to or less than zero, the portion of the Quasi-Appraisal Award paid in respect of each such share will be zero.

(ii)   If the Quasi-Appraisal Judgment results in the payment of a Quasi-Appraisal Award, Quasi-Appraisal Petitioners will receive interest on so much of the amounts paid pursuant to Paragraph 2(c)(i) above as corresponds to their Participation Amounts, which interest will run from the date on which they submitted their Participation Amounts.  If the Quasi-Appraisal Judgment results in the payment of a Quasi-Appraisal Award, Quasi-Appraisal Petitioners will receive interest on so much of  the amounts paid pursuant to Paragraph 2(c)(i) above as corresponds to the excess of the Appraised Value Per Share over $41.26 per share, which interest will run from the Merger Date.  The interest described in the preceding two sentences shall accrue at a rate determined in accordance with 8 Del. C. § 262.

(iii)   Rock-Tenn shall pay the Quasi-Appraisal Award in cash, except that Rock-Tenn may pay a portion of the Quasi-Appraisal Award in shares of Rock-Tenn Co. common stock (with each share of Rock-Tenn Co. common stock valued for this purpose using the Settlement Stock Value) if, in the opinion of counsel to Rock-Tenn, payment of such portion in stock is necessary to avoid any risk to the tax-free treatment of the Merger for U.S. federal income tax purposes.

(d)  Rock-Tenn shall retain any unique defenses it currently has with respect to any individual statutory appraisal petitioner or Quasi-Appraisal Petitioner.  Such defenses do not constitute, and are not subject to, the Released Defendants’ Claims.

(e)  The Quasi-Appraisal Proceeding will be a separate action from the Action, with a new docket number.  Plaintiffs and Class Counsel agree not to oppose a request by Defendants to consolidate the Quasi-Appraisal Proceeding with any statutory appraisal proceeding brought by a former Smurfit-Stone stockholder that has properly perfected his, her or its appraisal rights under 8 Del. C. § 262.

(f)  Class Members who elect to participate in the Quasi-Appraisal Proceeding will be responsible for any attorneys’ fees, costs and expenses incurred in pursuing the Quasi-Appraisal Proceeding.  Defendants will have no responsibility to cover or reimburse any portion of such attorneys’ fees, costs or expenses.

SCOPE AND EFFECT OF SETTLEMENT

3.  The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action, and shall fully, finally, and forever release, relinquish, and discharge any and all of the Released Plaintiffs’ Claims against any and all of the Released Defendant Parties and shall also fully, finally, and forever release, relinquish, and discharge any and all of the Released Defendants’ Claims against any and all of the Released Plaintiff Parties.

4.  As of the date of Judgment, the Action shall be dismissed with prejudice, on the merits and without costs except with regard to the Fee and Expense Award as set forth herein.

5.  As of the Effective Date, Plaintiffs and each of the other Class Members, individually and collectively, on behalf of themselves and any and all of their respective heirs, executors, administrators, estates, assigns, predecessors in interest, successors in interest, representatives, trustees, or transferees, immediate and remote, and any Person or entity acting for or on behalf of, or claiming under any of them, and each of them, shall and hereby do completely, fully, finally, and forever release, relinquish, and discharge the Released Defendant Parties from any and all of the Released Plaintiffs’ Claims, and will be forever barred and enjoined from commencing, instituting, or prosecuting any and all of the Released Plaintiffs’ Claims against any and all of the Released Defendant Parties.

6.  As of the Effective Date, Defendants and each of the other Released Defendant Parties, individually and collectively, on behalf of themselves and any and all of their respective heirs, executors, administrators, estates, assigns, predecessors in interest, successors in interest, representatives, trustees, or transferees, immediate and remote, and any Person or entity acting for or on behalf of, or claiming under any of them, and each of them, shall and hereby do completely, fully, finally, and forever release, relinquish, and discharge the Released Plaintiff Parties from any and all of the Released Defendants’ Claims, and will be forever barred and enjoined from commencing, instituting, or prosecuting any and all of the Released Defendants’ Claims against any and all of the Released Plaintiff Parties.

SUBMISSION OF THE SETTLEMENT TO THE COURT
FOR APPROVAL/ISSUANCE OF A SCHEDULING ORDER

7.  As soon as practicable after this Stipulation has been executed, Plaintiffs and Defendants shall jointly submit the Stipulation together with its exhibits to the Court and shall apply to the Court for entry of an Order in the form attached hereto as Exhibit A (the “Scheduling Order”) providing for, among other things: (a) an amendment to the definition of the certified class in the Action from the Initial Class to the Class; (b) the mailing to the Class Members of the Notice, substantially in the form attached hereto as Exhibit B, and the Proof of Claim, substantially in the form attached hereto as Exhibit D; (c) the publication of the Summary Notice of Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear (the “Summary Notice”), substantially in the form attached hereto as Exhibit C; (d) the scheduling of the Settlement Hearing to consider, among other things: (i) the proposed Settlement; (ii) the joint request of the Parties that the Judgment be entered substantially in the form attached hereto as Exhibit E; (iii) Class Counsel’s application (on behalf of all counsel for plaintiffs in the Delaware and Illinois Actions) for attorneys’ fees and expenses; and (iv) any objections to the foregoing; and (e) a stay of the Action pending further order from the Court.  At the Settlement Hearing, the Parties shall jointly request that the Judgment be entered implementing the terms of the Settlement substantially in the form attached hereto as Exhibit E.
NOTICE

8.  Rock-Tenn shall be responsible for providing notice of the proposed Settlement to Class Members.  In connection with their application for entry of the Scheduling Order, the Parties shall jointly request that the Court approve the dissemination of notice of the proposed Settlement to Class Members by means of: (a) mailing of the Notice and Proof of Claim to the Class Members at the address of each such Person as set forth in the records of Rock-Tenn and/or its successor and/or its transfer agent(s), or who otherwise may be identified through further reasonable effort; (b) publication of the Summary Notice in the national edition of The Wall Street Journal; (c) dissemination of a press release substantially in the form attached hereto as Exhibit F; (d) publication of the Notice, Proof of Claim and the Stipulation and all exhibits thereto, on www.rocktenn.com until the Effective Date; and (e) making a Form 8-K filing with the SEC that includes the Stipulation and all exhibits thereto.  The Parties shall jointly request that the Settlement Hearing be scheduled for a date no later than sixty (60) calendar days after the date of entry of the Scheduling Order.

9.  Rock-Tenn shall assume administrative responsibility for and will pay all reasonable costs and expenses related to preparing and disseminating notice of the proposed Settlement, irrespective of whether the Court approves the Settlement, and in no event shall Plaintiffs, the other Class Members, Class Counsel, or any other counsel for plaintiffs in the Delaware Actions or the Illinois Action, be responsible for any notice costs or expenses.  Rock-Tenn shall also assume administrative responsibility for and will pay all reasonable costs and expenses related to the administration of the Settlement, including, without limitation, preparing and disseminating the Proof of Claim to Class Members, processing Proofs of Claim and any and all fees, costs or expenses incurred by the Administrator, irrespective of whether the Court approves the Settlement.

DISMISSAL OF ACTIONS WITH PREJUDICE

10.  If the Settlement (including any modification made thereto with the consent of the Parties as provided for herein) is approved by the Court, the Parties shall jointly and promptly request that the Court enter Judgment substantially in the form attached hereto as Exhibit E.

STAY OF PROCEEDINGS

11.  Pending the Effective Date, the Parties agree to stay the proceedings in the Action and to stay and not to initiate any and all other proceedings relating, directly or indirectly, to the Released Claims, other than those incident to the Settlement itself.

12.  The Parties agree to use their best efforts to seek the stay and dismissal of and to oppose entry of any interim or final relief in favor of any Class Member in any other litigation against any of the Released Defendant Parties which challenges the Settlement, the Transaction or otherwise involves any of the Released Plaintiffs’ Claims.  Plaintiffs agree that the time to answer or otherwise respond to any of the complaints or discovery requests that have been filed or served to date, or that are contemplated to be filed or served in the Action, is extended without date.  Class Counsel and Defendants’ Counsel shall enter into such documentation as shall be required to effectuate the foregoing agreements.

BEST EFFORTS

13.  The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts to effect the consummation of the Settlement (including, but not limited to, using reasonable efforts to defeat any objections raised to the Settlement).  Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Settlement or this Stipulation.

ATTORNEYS’ FEES AND EXPENSES

14.  Prior to the Settlement Hearing, Class Counsel will submit a fee application to the Court for a collective award of attorneys’ fees and litigation expenses to Class Counsel (on behalf of all counsel for plaintiffs in the Delaware and Illinois Actions) which shall be no greater than the amount set forth in the Notice attached hereto as Exhibit B (the “Fee and Expense Application”).  Defendants agree that Class Counsel have established a right to an award of attorneys’ fees and expenses based on the benefits provided to the Class.  The Parties will negotiate in good faith in an effort to reach agreement regarding the amount to be requested in the Fee and Expense Application, but if no agreement is reached, Defendants reserve the right to object to the amount requested by Class Counsel.  The Parties acknowledge and agree that, within five (5) business days after the date of entry by the Court of an order awarding attorneys’ fees or expenses (the “Fee and Expense Award”), Rock-Tenn, on behalf of and for the benefit of itself and the other Defendants, shall cause payment to be made to Class Counsel, notwithstanding the existence of any timely filed objections to the Fee and Expense Award, potential for appeal therefrom or collateral attack on the Settlement or any part thereof; provided, however, that in the event that the Fee and Expense Award is disapproved, reduced, reversed or otherwise modified, whether on appeal, further proceedings on remand, successful collateral attack or otherwise, Class Counsel shall, within five (5) business days after Class Counsel receives notice of any such disapproval, reduction, reversal or other modification, submit to Rock-Tenn the difference between the attorneys’ fees and expenses awarded by the Court in the Fee and Expense Award on the one hand, and any attorneys’ fees and expenses ultimately awarded after appeal, further proceedings on remand or collateral attack on the other hand, plus accrued interest.

15.  The disposition of the Fee and Expense Application is not a material term of this Stipulation, and it is not a condition of this Stipulation that such application be granted.

16.  Any disapproval or modification of the Fee and Expense Application by the Court or on appeal shall not affect or delay the enforceability of this Stipulation, provide any of the Parties with the right to terminate the Settlement, or affect or delay the binding effect of the Judgment or the release of the Released Claims.  Final resolution of the Fee and Expense Application shall not be a condition to the dismissal of the Action.

17.  Any other provision of this Stipulation notwithstanding, no fees or expenses shall be paid to Class Counsel in the absence of the entry by the Court of a Judgment containing a release of the Released Plaintiffs’ Claims substantially in the form appearing in the Judgment attached hereto as Exhibit E, provided, however, that in the absence of the entry of such a judgment, Class Counsel shall retain the right to apply to the Court for an award of attorneys’ fees and expenses on grounds of mootness, and Defendants retain the right to oppose any such application.  The last sentence of Paragraph 14 shall apply with respect to any such mootness-related award.

18.  Class Counsel waives any right to seek any award of attorneys’ fees or expenses with respect to the Delaware and Illinois Actions except as provided in this Stipulation.

19.  Class Counsel shall allocate the Fee and Expense Award amongst plaintiffs’ counsel in the Delaware and Illinois Actions in a manner which they, in good faith, believe reflects the contributions of such counsel to the prosecution and settlement of the actions.  Class Counsel warrant that no portion of the Fee and Expense Award shall be paid to any Plaintiff or any other Class Member, except as approved by the Court.  Defendants shall have no input into or responsibility for the allocation of the Fee and Expense Award among counsel for plaintiffs in the Delaware and Illinois Actions.

EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

20.  If (a) the Court declines to enter the Scheduling Order in any material respect; (b) the Court declines to enter the Judgment in any material respect; or (c) the Court enters the Judgment but on or following appeal, remand, collateral attack or other proceedings the Judgment is modified or reversed in any material respect, this Stipulation shall be canceled and terminated unless counsel for each of the Parties to this Stipulation, within ten (10) business days from receipt of such ruling or event, agrees in writing with counsel for the other Parties to proceed with this Stipulation and the Settlement, with such modifications, if any, as to which all other Parties in their sole judgment and discretion may agree.  For purposes of this Paragraph, an intent to proceed shall not be valid unless it is expressed in a signed writing.  Neither a modification nor a reversal on appeal as to the amount of attorneys’ fees, costs or expenses awarded by the Court to Class Counsel shall be deemed a material modification of the Judgment or this Stipulation.

21.  If either (a) the Effective Date does not occur, or (b) this Stipulation is disapproved, canceled or terminated pursuant to its terms, all of the Parties shall be deemed to have reverted to their respective litigation status immediately prior to the execution of this Stipulation, and they shall proceed in all respects as if the Stipulation had not been executed and any related orders had not been entered.  In that event, all of the Parties’ respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way.

STIPULATION NOT AN ADMISSION

22.  The provisions contained in this Stipulation and all negotiations, statements and proceedings in connection therewith are not, will not be argued to be, and will not be deemed to be a presumption, a concession or an admission by any Party of any fault, liability or wrongdoing as to any fact or claim alleged or asserted in the Action or any other actions or proceedings and will not be interpreted, construed, deemed, invoked, offered or received in evidence, or otherwise used by any Party or Person in this or any other actions or proceedings, whether civil, criminal or administrative; provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, in any forum, as may be necessary to argue that the Stipulation and/or Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment.

23.  The entry by the Plaintiffs into this Stipulation is not an admission as to the lack of any merit of any claims asserted in the Action, or to the merit of any counterclaims asserted in the Action.  Class Counsel have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Action.  Class Counsel have analyzed the evidence adduced during their investigation and through discovery and researched the applicable law with respect to Plaintiffs and the Class.  In negotiating and evaluating the terms of this Stipulation, Class Counsel considered the significant legal and factual defenses to Plaintiffs’ claims and the Counterclaim.  Based upon their evaluation, Class Counsel have determined that the Settlement set forth in this Stipulation is fair, reasonable and adequate and in the best interests of all Class Members, and that it confers substantial benefits upon the Class Members.

24.  The entry by Defendants into this Stipulation is not an admission as to the lack of merit of any counterclaims asserted in the Action, or to the merit of any claims asserted by Plaintiffs in the Action.  Defendants have denied and continue to deny any and all allegations of wrongdoing, fault, liability or damage to any of the respective Plaintiffs in the Action or other Class Members, and have maintained and continue to maintain that they have committed no breach of fiduciary duty whatsoever (or any aiding and abetting of any breach of fiduciary duty), and have committed no disclosure or other violations in connection with the Transaction.  Defendants further deny that they engaged in, committed or aided or abetted the commission of any wrongdoing or violation of law, or any other breach of duty and deny that any of the respective Plaintiffs in the Action or other Class Members suffered any damage whatsoever.  Defendants desire to enter into the Settlement solely to eliminate the uncertainties, burden and expense of further litigation.  Nothing in this Stipulation shall be construed as any admission by Defendants of wrongdoing, fault, liability or damages whatsoever.  Notwithstanding anything else in this Paragraph, Defendants acknowledge the existence of the Appraisal-Related Disclosure Error.

MISCELLANEOUS PROVISIONS

25.  All of the exhibits referred to in this Stipulation are incorporated by reference as though fully set forth herein.

26.  Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party.

27.  No waiver, express or implied, by any Party of any breach or default in the performance by the other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under this Stipulation.

28.  Each counsel signing this Stipulation represents and warrants that such counsel has been duly empowered and authorized to sign this Stipulation on behalf of his or her clients.

29.  This Stipulation is and shall be binding upon, and shall inure to the benefit of, the Parties and the Class Members (and, in the case of the releases, all Released Defendant Parties and Released Plaintiff Parties) and the respective legal representatives, heirs, executors, administrators, transferees, successors and assigns of all such foregoing Persons and upon any corporation, partnership, or other entity into or with which any Party merges, consolidates or reorganizes.

30.  This Stipulation and the Settlement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.  Any dispute arising out of this Stipulation or the Settlement shall be filed and litigated exclusively in the Court.  If subject-matter jurisdiction is unavailable in the Court, then any such action or proceeding shall be filed and litigated in any other state or federal court sitting in Wilmington, Delaware.  Each Party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in the Court or in any other state or federal court sitting in Wilmington, Delaware; (ii) waives any objection to venue in the Court, and any claim that Delaware or the Court is an inconvenient forum; (iii) consents to service of process by registered mail upon such Party and/or such Party’s agent; and (iv) waives any right to demand a jury trial as to any such action.

31.  Plaintiffs and Class Counsel represent and warrant that Plaintiffs were Smurfit-Stone stockholders at all relevant times and that none of their Released Plaintiffs’ Claims have been assigned, encumbered or in any manner transferred in whole or in part.   Plaintiffs and Class Counsel will not attempt to assign, encumber or in any manner transfer any of the Released Plaintiffs’ Claims in whole or in part.

32.  Defendants and Defendants’ Counsel represent and warrant that none of the Released Defendants’ Claims has been assigned, encumbered or in any manner transferred in whole or in part.  Defendants and Defendants’ Counsel will not attempt to assign, encumber or in any manner transfer any of the Released Defendants’ Claims in whole or in part.

33.  Each Party represents and warrants that the Party, or a responsible officer or partner or other fiduciary thereof or their duly authorized counsel, has read this Stipulation and understands the contents hereof.

34.  Each Party represents and warrants that the Party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, as the Party deems necessary and advisable.  Each Party represents and warrants that the terms of the Settlement were negotiated at arm’s length and in good faith by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.

35.  To the extent permitted by law, all agreements made and orders entered during the course of the Action relating to the confidentiality of documents or information shall survive this Stipulation.

36.  This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements, understandings, or representations.

37.  This Stipulation may not be amended, changed, waived, modified, discharged or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by a duly authorized representative of each Party.

38.  This Stipulation will be deemed to have been mutually prepared by the Parties and will not be construed against any of them by reason of authorship.  Paragraph titles have been inserted for convenience only and will not be used in determining, construing or interpreting the terms of this Stipulation.

39.  The terms and provisions of this Stipulation are intended solely for the benefit of the Released Defendant Parties and the Released Plaintiff Parties (including the Class Members) and their respective successors and permitted assigns.  It is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other Person or entity, except with respect to any attorneys’ fees and expenses to be paid pursuant to the terms of this Stipulation.

40.  This Stipulation may be executed in any number of actual, telecopied or electronically mailed counterparts and by each of the different Parties on several counterparts, each of which when so executed and delivered will be an original.  This Stipulation will become effective when the actual, telecopied or electronically mailed counterparts have been signed by each of the Parties and delivered to the other Parties.  The executed signature page(s) from each actual, telecopied or electronically mailed counterpart may be joined together and attached and will constitute one and the same instrument.

October 5, 2011

Of Counsel:

Nadeem Faruqi
Shane Rowley
Juan E. Monteverde
FARUQI & FARUQI, LLP
369 Lexington Avenue, 10th Fl.
New York, New York 10017
(212) 983-9330

Mark Lebovitch
Amy Miller
Jeremy Friedman
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
1285 Avenue of the Americas
New York, New York 10019

Randall J. Baron
David T. Wissbroecker
ROBBINS GELLER RUDMAN & DOWD LLP
655 West Broadway, Suite 1900
San Diego, California 92101

/s/ Megan D. McIntyre
Stuart M. Grant (DE Bar No. 2526)
Megan D. McIntyre (DE Bar No. 3307)
GRANT & EISENHOFER, P.A.
1201 North Market Street
Wilmington, Delaware 19801
Tel.: (302) 622-7000
Fax: (302) 622-7100

James P. McEvilly (DE Bar No. 4802)
FARUQI & FARUQI, LLP
20 Montchanin Road, Suite 145
Wilmington, Delaware 19807
(302) 482-3182

Attorneys for Plaintiffs and the Class

Of Counsel:

Gary A. Bornstein
CRAVATH, SWAINE & MOORE LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Of Counsel:

William Savitt
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, New York 10019
(212) 403-1000

/s/ William M. Lafferty
William M. Lafferty (DE Bar No. 2755)
Bradley D. Sorrels (DE Bar No. 5233)
MORRIS, NICHOLS, ARSHT, & TUNNELL, LLP
1201 N. Market Street
Wilmington, Delaware  19801
(302) 658-9200

Attorneys for Defendants Rock-Tenn Company and RockTenn CP, LLC

/s/ Martin S. Lessner by William M. Lafferty
Martin S. Lessner (DE Bar No. 3109)
Kathaleen St. J. McCormick (DE Bar No. 4579)
Paul J. Loughman (DE Bar No. 5508)
YOUNG CONWAY STARGATT & TAYLOR LLP
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19899-0391

Attorneys for the Individual Defendants

EXHIBIT A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SMURFIT-STONE CONTAINER CORP. SHAREHOLDER LITIGATION	) ) ) ) )	Consolidated C.A. No. 6164-VCP
ROCK-TENN COMPANY and ROCKTENN CP, LLC,

Defendants and Counterclaim-Plaintiffs,
v.

JOHN M. MARKS and MELVIN D. SPENCER, individually and as co-lead plaintiffs of the certified class,

and

IVORY HILL INVESTMENTS LLC, individually and as a member of the certified class,

Plaintiffs and Counterclaim-Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

SCHEDULING ORDER

Plaintiffs and Defendants having applied pursuant to Court of Chancery Rules 23(e) and 23(c)(1) for an Order approving the Settlement of the Action, amending the Court’s order certifying a class in the Action, determining certain other matters in connection with the Settlement of the Action, and entering a Judgment dismissing the Action with prejudice in accordance with the terms and conditions of the Stipulation and Agreement of Compromise and Settlement dated October 5, 2011 (the “Stipulation”),1 and the Court having read and considered the Stipulation and the accompanying documents; and Plaintiffs and Defendants having consented to the entry of this Order;

1 Except as otherwise expressly defined herein, all capitalized terms shall have the same definitions as set forth in the Stipulation, which is available at www.rocktenn.com.

IT IS HEREBY ORDERED this _____ day of October, 2011, that:

1. Pursuant to Court of Chancery Rule 23(c)(1) and Paragraph 3 of this Court’s May 2, 2011, Order Granting Motion for Class Certification (“Class Certification Order”), Paragraph 1 of the Class Certification Order is amended to read as follows:

Pursuant to Delaware Court of Chancery Rules 23(a) and 23(b)(1) and (2), a plaintiff class is hereby certified consisting of any and all record and beneficial holders of Smurfit-Stone Container Corporation common stock at any time during the period between and including January 23, 2011 and May 27, 2011 (the “Class Period”), or their respective successors in interest, but excluding the following:  the Defendants; members of the immediate families of each of the Individual Defendants; any parents, subsidiaries and affiliates of any Defendant; current and former directors and officers of any Defendant or of any of Defendants’ parents, subsidiaries or affiliates; any person, firm, trust, corporation or other entity in which any Defendant during the Class Period had a controlling interest; and the legal representatives, heirs, successors in interest or assigns of any such person or entity.

2. The Court finds that the Class, as defined above, satisfies the requirements of Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), in that (a) the Class is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of the Plaintiffs are typical of the claims of the Class; (d) the Plaintiffs will fairly and adequately represent the interests of the Class; (e) the prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the parties opposing the Class, and as a practical matter, the disposition of the Action would influence the disposition of any pending or future identical cases brought by other members of the Class; and (f) Defendants are alleged to have acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or corresponding declaratory or rescissory or other equitable relief with respect to the Class as a whole.

3. In accordance with the Court’s prior orders, Plaintiffs shall continue to serve as class representatives and Class Counsel shall continue to serve as counsel for the Class.

4. A hearing (the “Settlement Hearing”) shall be held on ______________, 2011 at __:__ _.m., in the Court of Chancery of the State of Delaware, in the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801, at which the Court will: (i) determine whether the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Class; (ii) determine whether the Judgment provided for in the Stipulation should be entered dismissing the Action with prejudice as against Plaintiffs and the Class, releasing the Released Claims, and enjoining prosecution of any and all Released Plaintiffs’ Claims against the Released Defendant Parties and any and all Released Defendants’ Claims against the Released Plaintiff Parties; (iii) consider the Fee and Expense Application; (iv) consider any objections to the Settlement and/or the Fee and Expense Application; and (v) order such other relief as the Court may deem necessary and appropriate.  The Court may adjourn and reconvene the Settlement Hearing or any adjournment or continuation thereof, including the consideration of the Fee and Expense Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

5. The Court may approve the Settlement according to the terms and conditions of the Stipulation, as it may be modified by the Parties thereto, with or without further notice to Class Members.  Further, the Court may render its Judgment dismissing the Action and the Released Claims with prejudice (as provided in the Stipulation), approving releases by Plaintiffs and Class Members of claims against the Released Defendant Parties and by Defendants of claims against Released Plaintiff Parties and ordering the payment of attorneys’ fees and expenses, all without further notice.

6. Pending the Court’s determination as to final approval of the Settlement, (a) Plaintiffs and all other Class Members, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement, prosecution or instigation of any action or other proceedings asserting any of the Released Plaintiffs’ Claims either directly, indirectly, representatively, derivatively or in any other capacity against any of the Released Defendant Parties, and (b) Defendants, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement, prosecution or instigation of any action or other proceedings asserting any of the Released Defendants’ Claims either directly, indirectly, representatively, derivatively or in any other capacity against any of the Released Plaintiff Parties.  All proceedings in the Action, except for those proceedings related to the Settlement, shall be stayed until the resolution of all such Settlement-related proceedings, or until further order of the Court.

7. The Court approves, in form and method, the Notice substantially in the form attached to the Stipulation as Exhibit B, the Summary Notice substantially in the form attached to the Stipulation as Exhibit C, and the Proof of Claim substantially in the form attached to the Stipulation as Exhibit D.  The Court finds that the distribution of the Notice, Summary Notice and Proof of Claim substantially in the manner set forth herein constitutes the best notice practicable under the circumstances, meets the requirements of applicable law, is due and sufficient notice of all matters relating to the Settlement to all persons entitled to receive such notice, and fully satisfies the requirement of due process and the Court of Chancery Rules.

8. Within five (5) business days after the date of this Order, Rock-Tenn or its successor(s) shall cause the Notice and the Proof of Claim, substantially in the forms attached to the Stipulation as Exhibits B and D, respectively, to be mailed by United States first-class mail, postage prepaid, to all Smurfit-Stone stockholders of record during the Class Period, at their last known addresses appearing in the stock transfer records maintained by or on behalf of Smurfit-Stone.  All record holders who were not also the beneficial owners of the shares of Smurfit-Stone common stock held by them of record shall be requested to forward the Notice and Proof of Claim to such beneficial owners of those shares.  Rock-Tenn or its successor(s) shall use reasonable efforts to give notice to such beneficial owners by making additional copies of the Notice and Proof of Claim available to any record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial owners.  In addition, no later than seven (7) business days after the date of mailing of the Notice and Proof of Claim, Rock-Tenn or its successor(s) shall:

a. publish the Summary Notice in the national edition of The Wall Street Journal, in substantially the form attached to the Stipulation as Exhibit C;

b. disseminate a press release substantially in the form attached to the Stipulation as Exhibit F;

c. publish the Notice, the Proof of Claim Form, and the Stipulation and all exhibits thereto, on www.rocktenn.com, which shall remain on such website until the Effective Date; and

d. make a Form 8-K filing with the SEC that includes the Stipulation and all exhibits thereto.

9. Rock-Tenn or its successor(s) shall bear all administrative and financial responsibility for providing the Notice, Proof of Claim, and Summary Notice to the Class; for disseminating the press release, posting the documents to www.rocktenn.com, and making the Form 8-K filing as described in Paragraph 8 above; and for processing the Proof of Claim forms submitted by Class Members.  In no event shall Plaintiffs, any other Class Members, or their counsel be responsible for any such costs and expenses.

10. Any Class Member who wishes to participate in the Quasi-Appraisal Proceeding must submit a completed and signed Proof of Claim, complying with the instructions therein, to the Administrator and enclose a wire transfer authorization, a check or a money order payable to Rock-Tenn Company in accordance with the terms of the Proof of Claim, postmarked no later than the later of:  (a) sixty (60) days after the Settlement Hearing, or (b) thirty (30) days after the Effective Date.

11. At least twenty-one (21) days prior to the Settlement Hearing, Rock-Tenn shall file or cause to be filed with the Court an appropriate affidavit or declaration with respect to preparation, mailing, and distribution of the Notice and Proof of Claim, publication of the Summary Notice, dissemination of the press release, posting of the documents on www.rocktenn.com, and filing of the Form 8-K described in Paragraph 8 above.

12. Class Counsel shall file and serve papers in support of final approval of the proposed Settlement and their Fee and Expense Application no later than twenty-one (21) days prior to the Settlement Hearing.  Defendants shall file all briefs and supporting papers in support of the Settlement, including any opposition to the Fee and Expense Application, no later than fourteen (14) days prior to the Settlement Hearing.  Any reply papers, and/or papers responding to any objections, shall be filed and served no later than seven (7) days prior to the Settlement Hearing.

13. Any Class Member who objects to the Settlement, the proposed Judgment, and/or Class Counsel’s Fee and Expense Application, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that in the absence of an Order of the Court modifying this requirement for good cause shown, any Class Member who wishes to be heard must, no later than fourteen (14) calendar days prior to the Settlement Hearing, file with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and serve upon counsel listed below: (a) a written notice of intention to appear; (b) a written statement of such person’s objections to any matters before the Court; (c) the grounds for such objections and the reasons that such person desires to appear and be heard; (d) proof of membership in the Class; and (e) all documents or writings such person desires the Court to consider.  Such filings shall be served upon the following counsel:

Stuart M. Grant
GRANT & EISENHOFER P.A.
1201 N. Market Street
Wilmington, Delaware 19801

Attorneys for Plaintiffs and the Class
William M. Lafferty
MORRIS, NICHOLS, ARSHT, & TUNNELL, LLP
1201 N. Market Street
Wilmington, Delaware 19801
Attorneys for Defendants Rock-Tenn Co. and RockTenn CP, LLC
Martin S. Lessner
YOUNG CONWAY STARGATT & TAYLOR LLP
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19899
Attorneys for the Individual Defendants

14. Any Class Member who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection (including any right of appeal) and shall forever be foreclosed from making any objection to the Settlement or the Fee and Expense Application.  Class Members who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.

15. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or the Settlement is terminated in accordance with the terms of the Stipulation, the Settlement (including any amendment made in accordance with the Stipulation) and any actions taken or to be taken in connection therewith (including this Order and any judgment entered in the Action) shall be terminated and shall become null and void and of no force and effect, except for the obligation of Rock-Tenn or its successor to pay for any expenses incurred in connection with the Notice, Proof of Claim, Summary Notice, press release, website posting, Form 8-K, administration and claims processing provided for by this Order.  In such event, the Parties shall return to their respective litigation positions in the Action as of the time immediately prior to the date of the execution of the Stipulation, as though it were never executed or agreed to, and the Stipulation shall not (i) be deemed to prejudice in any way the positions of the Parties with respect to the Action, (ii) constitute an admission of fact by any Party, (iii) entitle any Party to recover any costs or expenses incurred in connection with the implementation of the Stipulation or the Settlement, or (iv) be admissible in evidence or be referred to for any purposes in the Action or in any other court, tribunal, arbitration or proceeding, other than to enforce the terms of the Stipulation.

16. The Court retains jurisdiction over the Action to consider all further applications arising out of or connected with the proposed Settlement.

______________________________
          Vice Chancellor

EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SMURFIT-STONE CONTAINER CORP. SHAREHOLDER LITIGATION	) ) ) ) )	Consolidated C.A. No. 6164-VCP
ROCK-TENN COMPANY and ROCKTENN CP, LLC,

Defendants and Counterclaim-Plaintiffs,

v.

JOHN M. MARKS and MELVIN D. SPENCER, individually and as co-lead plaintiffs of the certified class,

and

IVORY HILL INVESTMENTS LLC, individually and as a member of the certified class,

Plaintiffs and Counterclaim-Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

NOTICE OF PROPOSED SETTLEMENT OF
CLASS ACTION, SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:
ANY AND ALL RECORD AND BENEFICIAL HOLDERS OF SMURFIT-STONE CONTAINER CORPORATION COMMON STOCK AT ANY TIME DURING THE PERIOD BETWEEN AND INCLUDING JANUARY 23, 2011 AND MAY 27, 2011 (THE “CLASS PERIOD”), OR THEIR RESPECTIVE SUCCESSORS IN INTEREST, BUT EXCLUDING THE FOLLOWING:  THE DEFENDANTS; MEMBERS OF THE IMMEDIATE FAMILIES OF EACH OF THE INDIVIDUAL DEFENDANTS; ANY PARENTS, SUBSIDIARIES AND AFFILIATES OF ANY DEFENDANT; CURRENT AND FORMER DIRECTORS AND OFFICERS OF ANY DEFENDANT OR OF ANY OF DEFENDANTS’ PARENTS, SUBSIDIARIES OR AFFILIATES; ANY PERSON, FIRM, TRUST, CORPORATION OR OTHER ENTITY IN WHICH ANY DEFENDANT DURING THE CLASS PERIOD HAD A CONTROLLING INTEREST; AND THE LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS IN INTEREST OR ASSIGNS OF ANY SUCH PERSON OR ENTITY.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A LAWSUIT AND CONTAINS IMPORTANT INFORMATION. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION.

IF YOU WERE NOT THE BENEFICIAL OWNER OF COMMON STOCK OF SMURFIT-STONE BUT HELD SUCH STOCK FOR A BENEFICIAL OWNER, PLEASE TRANSMIT THIS DOCUMENT PROMPTLY TO SUCH BENEFICIAL OWNER.

This Notice of Proposed Settlement was authorized and approved by the Court of Chancery of the State of Delaware.1  This Notice, however, is not an expression of opinion by the Court as to the merits of any claims or defenses asserted by any Party in this Action. This Notice is not a solicitation from a lawyer.

The purpose of this Notice is to inform you of a proposed Settlement of the Action and of a Settlement Hearing to be held before the Court, in the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801, on ______________, 2011 at __:__ _.m.  The purpose of the Settlement Hearing is to: (a) determine whether the Court should approve the proposed Settlement; (b) determine whether the Court should enter Judgment dismissing the Action on the merits and with prejudice as against the Plaintiffs and Class Members in the Action and effectuating the releases described below; (c) determine whether the Court should grant Class Counsel’s Fee and Expense Application; (d) hear and determine any objections to the Settlement and the Fee and Expense Application; and (e) order such other relief as the Court may deem necessary and appropriate.

1 Except as expressly defined herein, all capitalized terms shall have the same definitions as set forth in the Stipulation and Agreement of Compromise and Settlement dated October 5, 2011 (the “Stipulation”), which is available at www.rocktenn.com.

-i-

The Settlement provides, in part, for a Quasi-Appraisal Proceeding, by which those former holders of Smurfit-Stone common stock who did not initially seek appraisal for some or all of their shares in connection with the transaction whereby Rock-Tenn acquired all outstanding shares of Smurfit-Stone common stock (the “Merger”) may now seek “quasi-appraisal” for those shares for which appraisal was not sought.  A holder immediately prior to the closing of the Merger of a share of Smurfit-Stone common stock that was voted in favor of the Merger shall be eligible to participate in the Quasi-Appraisal Proceeding with respect to that share provided that, pursuant to procedures described below, the stockholder submits to Rock-Tenn $41.26 in cash, which represents the per-share value, rounded to the nearest penny, of the Merger Consideration on the Merger Date.  A holder immediately prior to the closing of the Merger of a share of Smurfit-Stone common stock that was not voted in favor of the Merger and for which appraisal rights have not already been sought pursuant to 8 Del. C. § 262 shall be eligible to participate in the Quasi-Appraisal Proceeding with respect to that share provided that, pursuant to procedures described below, the stockholder submits to Rock-Tenn $6.26 in cash, which represents the difference between the per-share value of the Merger Consideration on the Merger Date, rounded to the nearest penny, and the per-share value of the Merger Consideration upon the execution of the Merger Agreement.  A holder immediately prior to the closing of the Merger of a share of Smurfit-Stone common stock for which appraisal rights have already been sought pursuant to 8 Del. C. § 262 will retain the right to pursue statutory appraisal with respect to that share and the Settlement shall not alter or infringe that right.  Such holder will not have the right to participate in the Quasi-Appraisal Proceeding with respect to that share and will not have any additional claims as a result of the Settlement.  The full set of relevant procedures regarding participation in the Quasi-Appraisal Proceeding are set forth in Section 9 below.

The Parties vigorously disagree on whether they could have prevailed at trial on their respective claims and counterclaims.  Each Party believes that the claims it asserted in the Action have merit.  Defendants deny all of Plaintiffs’ allegations of wrongdoing and deny they have any liability whatsoever. Continued litigation of the Action could have resulted in either dismissal or loss at trial. In reaching the Settlement, however, the Parties have avoided the costs, time, expense, distraction and risks associated with continued litigation.

If you are a Class Member, this Notice will inform you of how, if you so choose, you may enter your appearance in the Action or object to the proposed Settlement and have your objection heard at the Settlement Hearing.  You are not required at this stage to make any decision about whether to participate in a Quasi-Appraisal Proceeding, although you are required to submit a Proof of Claim and comply with the instructions therein, if you wish to be eligible to participate in that proceeding.  This Notice describes the procedures for establishing your eligibility for quasi-appraisal.

If the Court approves the Settlement, the Parties will ask the Court at the Settlement Hearing to enter a Judgment dismissing the Action on the merits and with prejudice in accordance with the terms of the Stipulation.

Subject to the order of the Court, pending final determination of whether the Settlement should be approved, Plaintiffs and all Class Members, or any of them, are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action or other proceedings asserting any Released Plaintiffs’ Claims against any of the Released Defendant Parties.

-ii-

YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT:

OBJECT	You may write to the Court if you do not like the Settlement and/or the Fee and Expense Application.
GO TO THE SETTLEMENT HEARING	If you make a written objection, you may ask to speak to the Court about your concerns relating to the Settlement at the Settlement Hearing.
DEADLINES
The deadline to file any objections and/or file an intent to appear at the Settlement Hearing is __________________.

To be eligible to participate in the Quasi-Appraisal Proceeding, you must submit a Proof of Claim to the Administrator, postmarked no later than _________________.

If the deadline to submit a Proof of Claim is extended beyond ____________________, Rock-Tenn will notify you by means of a posting on www.rocktenn.com and in a Form 8-K filing with the SEC.

The deadline for Class Members who have submitted a Proof of Claim to file a quasi-appraisal petition in the Court is thirty (30) days after the deadline to file a Proof of Claim.

MORE INFORMATION	More information concerning the Settlement can be obtained by contacting Jamie R. Mogil, Faruqi & Faruqi LLP, 369 Lexington Ave., 10th Floor, New York, NY 10017, (212) 983-9330.

-iii-

WHAT DOES THIS NOTICE CONTAIN?

BASIC INFORMATION	1
1. Why Did I Get This Notice Package?	1
2. What Is This Lawsuit About?	1
3. Why Is There a Settlement?	5
4. What Are the Terms of the Settlement?	5
THE SETTLEMENT HEARING	5
5. When and Where Will the Court Decide Whether to Approve the Settlement?	5
OBJECTING TO THE SETTLEMENT	6
6. How Do I Tell the Court That I Do Not Approve of the Settlement?	6
FINAL ORDER AND JUDGMENT	7
7. What Will Be the Effect of the Court’s Entry of a Final Order and Judgment?	7
DISMISSALS AND RELEASES	8
8. What Claims Will Be Released by the Settlement?	8
THE QUASI-APPRAISAL PROCEEDING	10
9. Am I Entitled to Seek “Quasi-Appraisal”? How Do I Elect Quasi-Appraisal?	10
THE FEE AND EXPENSE APPLICATION	14
10. What Payment are the Attorneys for the Class Seeking?	14
How Will the Lawyers Be Paid?	14
NOTICE TO PERSONS OR ENTITIES THAT HELD OWNERSHIP ON BEHALF OF OTHERS	15
GETTING MORE INFORMATION	15
11. How Do I Get More Information?	15

-iv-

BASIC INFORMATION

1.	Why Did I Get This Notice Package?

This notice is being distributed pursuant to an order of the Court to any and all record and beneficial holders of Smurfit-Stone common stock at any time during the period between and including January 23, 2011 and May 27, 2011 (the “Class Period”), or their respective successors in interest, but excluding the following:  the Defendants (Rock-Tenn Co., RockTenn CP, LLC and the Individual Defendants (Patrick J. Moore, Ralph F. Hake, Timothy J. Bernlohr, Terrell K. Crews, Eugene I. Davis, Michael E. Ducey, Jonathan F. Foster, Ernst A. Häberli, Arthur W. Huge and James J. O’Connor)); members of the immediate families of each of the Individual Defendants; any parents, subsidiaries and affiliates of any Defendant; current and former directors and officers of any Defendant or of any of Defendants’ parents, subsidiaries or affiliates; any person, firm, trust, corporation or other entity in which any Defendant during the Class Period had a controlling interest; and the legal representatives, heirs, successors in interest or assigns of any such person or entity (collectively, the “Class”).

The Court directed that you be sent this Notice because, if you are a Class Member, you have a right to know about the proposed Settlement of this Action and about all of your options before the Court decides whether to approve the Settlement.  This package describes the Action, the Settlement, and your legal rights.

2.	What Is This Lawsuit About?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

On January 23, 2011, Rock-Tenn and Smurfit-Stone Container Corporation announced that they had reached an agreement for Rock-Tenn to acquire all outstanding shares of Smurfit-Stone common stock.  Pursuant to the Merger Agreement, each share of Smurfit-Stone common stock would be converted into the right to receive $17.50 in cash and 0.30605 shares of Rock-Tenn Co. common stock.  At the time of the announcement and based on the trading price of Rock-Tenn Co. common stock on the trading day before the announcement, the total Merger Consideration was worth $35 per share.

Between February 2, 2011 and March 21, 2011, the following actions were commenced before the Court on behalf of stockholders of Smurfit-Stone, challenging the Merger as a product of breaches of fiduciary duty by Smurfit-Stone’s Board of Directors, allegedly aided and abetted by Rock-Tenn, and setting forth substantially similar allegations and seeking substantially similar relief: (i) Marks v. Smurfit-Stone Container Corp., et al., C.A. No. 6164, (ii) Gould v. Smurfit-Stone Container Corp., et al., C.A. No. 6291, and (iii) Spencer v. Moore, et al., C.A. No. 6299.  On March 24, 2011, these cases were consolidated into a single action captioned In re Smurfit-Stone Container Corp. Shareholder Litigation, C.A. No. 6164 (the “Action”).  A motion was filed in the Action to preliminarily enjoin the proposed Merger.

In addition, between January 26, 2011 and February 4, 2011, the following actions were filed in Illinois state court on behalf of stockholders of Smurfit-Stone, challenging the Merger as a product of breaches of fiduciary duty by Smurfit-Stone’s Board of Directors, allegedly aided and abetted by Rock-Tenn and Smurfit-Stone, and setting forth substantially similar allegations and seeking substantially similar relief as that sought in the Action: (i) Gold v. Smurfit-Stone Container Corp., et al., No. 11-CH-3371, (ii) Roseman v. Smurfit-Stone Container Corp., et al., No. 11-CH-3519, (iii) Findley v. Smurfit-Stone Container Corp., et al., No. 11-CH-3726, and (iv) Czech v. Smurfit-Stone Container Corp., et al., No. 11-CH-4282.  On February 10, 2011, these cases were consolidated together into a single action captioned Gold v. Smurfit-Stone Container Corp., et al., No. 11-CH-3371 (the “Illinois Action”).  The lead plaintiff in the Illinois Action ultimately agreed to stay the Illinois Action in deference to the Action, and to dismiss the Illinois Action upon resolution of the Action.

The Court certified the Action as a class action on behalf of an Initial Class of plaintiffs consisting of “all record and beneficial holders of Smurfit-Stone common stock as of January 23, 2011, or their successors in interest”.  The Initial Class excluded the Defendants and “any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants”.  The Court appointed John M. Marks and Melvin D. Spencer as the representatives of the Initial Class and designated the firms of Grant & Eisenhofer P.A., Bernstein Litowitz Berger & Grossmann LLP, Faruqi & Faruqi LLP and Robbins Geller Rudman & Dowd LLP as counsel to the Initial Class.

On February 24, 2011, Rock-Tenn Co. filed with the U.S. Securities and Exchange Commission a Registration Statement on Form S-4 with respect to the Rock-Tenn Co. common stock to be issued as part of the Merger Consideration in connection with the Transaction.  The S-4 included a Joint Preliminary Proxy/Prospectus of Rock-Tenn Co. and Smurfit-Stone.  As filed on February 24, 2011, the Preliminary Proxy Statement erroneously described and attached an outdated version of 8 Del. C. § 262 rather than the current version of the statute (the “Appraisal-Related Disclosure Error”).  The complaints in the Action and the Illinois Action alleged that the Preliminary Proxy Statement contained material misstatements and omissions but did not mention the Appraisal-Related Disclosure Error.

In March and April 2011, the Parties secured the entry by the Court of a confidentiality order, served and responded to document requests, exchanged over 280,000 pages of documents, issued deposition notices and conducted six fact depositions, served subpoenas on and took discovery from non-parties to the Action and identified and took discovery from expert witnesses.

After several amendments, the S-4 was declared effective on April 27, 2011.  Also on April 27, 2011, Smurfit-Stone filed with the SEC a Definitive Proxy Statement.  The Definitive Proxy Statement contained the Appraisal-Related Disclosure Error.

On April 30, 2011, Plaintiffs filed their opening brief in support of their motion for a preliminary injunction enjoining the Merger.  Defendants filed opposition papers on May 11, 2011, and Plaintiffs filed their reply on May 15, 2011.  The preliminary injunction papers filed by Plaintiffs asserted, inter alia, that the S-4 and Definitive Proxy Statement continued to omit material facts regarding the Merger, but those papers did not mention the Appraisal-Related Disclosure Error.

On May 16, 2011, although it believed that the disclosure-related allegations in the Delaware and Illinois Actions were without merit, Smurfit-Stone made certain supplemental disclosures to the Definitive Proxy Statement.  These disclosures directly addressed the alleged disclosure deficiencies that had been highlighted in Plaintiffs’ preliminary injunction papers and were made as a direct result of Plaintiffs’ pursuit of their preliminary injunction motion.

On May 18, 2011, this Court heard oral argument on Plaintiffs’ preliminary injunction motion.  During argument, Plaintiffs’ counsel informed the Court that the supplemental disclosures made by Smurfit-Stone on May 16, 2011 had rendered moot the disclosure deficiencies alleged in Plaintiffs’ moving papers.  The hearing focused on Plaintiffs’ request for a preliminary injunction based on alleged breaches of fiduciary duty by Smurfit-Stone’s Board of Directors in negotiating and approving the Transaction.

On May 20, 2011, the Court denied the Plaintiffs’ motion for a preliminary injunction and permitted the stockholder vote on the Merger to proceed.

During the period between and including January 23, 2011, and May 27, 2011, Smurfit-Stone issued several million new shares of common stock.   Holders of these shares were not part of the Initial Class, which was defined by reference to holders of shares outstanding as of January 23, 2011.  The Court has since amended the class definition, such that the current Class consists of:

any and all record and beneficial holders of Smurfit-Stone Container Corp. common stock at any time during the period between and including January 23, 2011 and May 27, 2011 (the “Class Period”), or their respective successors in interest, but excluding the following:  the Defendants; members of the immediate families of each of the Individual Defendants; any parents, subsidiaries and affiliates of any Defendant; current and former directors and officers of any Defendant or of any of Defendants’ parents, subsidiaries or affiliates; any person, firm, trust, corporation or other entity in which any Defendant during the Class Period had a controlling interest; and the legal representatives, heirs, successors in interest or assigns of any such person or entity.

On May 27, 2011, Smurfit-Stone held a stockholder meeting, and the stockholders voted to approve the Transaction.  Over 91% of the shares of Smurfit-Stone common stock that voted, and 73% of all outstanding Smurfit-Stone common stock eligible to vote, was voted in favor of the Merger.  Later that day, the Transaction closed.  Based on the price of Rock-Tenn Co. common stock on the Merger Date, the value of the Merger Consideration received by Smurfit-Stone stockholders, rounded to the nearest penny, was $41.26 per share.

On June 17, 2011, Ivory Hill Investments LLC, a purported former holder of Smurfit-Stone common stock, sent a letter to Rock-Tenn notifying it of the Appraisal-Related Disclosure Error.

On July 7, 2011, Rock-Tenn brought a counterclaim against the Initial Class and against Ivory Hill.  In the Counterclaim, Rock-Tenn sought a declaratory judgment with respect to its liability, if any, for the Appraisal-Related Disclosure Error and the proper form of remedy, if any, for that error.

On July 20, 2011, by agreement of the plaintiffs in the Illinois Action and the Defendants, the Illinois Action was dismissed without prejudice.

3.	Why Is There a Settlement?

The Plaintiffs and Defendants have agreed to enter into a Settlement of the Action based upon, among other things: (1) Class Counsel’s independent investigation into the Merger Agreement and Transaction; (2) the Parties’ discovery practice, during which they exchanged over 280,000 pages of documents, issued deposition notices and conducted six fact depositions, served subpoenas on and took discovery from non-parties to the Action, and identified and took discovery from expert witnesses; (3) Defendants’ denial that they committed any acts or omissions giving rise to any liability; (4) Defendants’ acknowledgement, without admitting any liability or wrongdoing of any kind, that the filing and prosecution of the Action and the efforts of Class Counsel conferred a benefit on the Class; (5) the risk to the Class that continuing with the Action could have resulted in dismissal or loss at trial; (6) the risk to Rock-Tenn that continuing with litigation of its Counterclaim could have resulted in a decision adverse to Rock-Tenn; (7) the Parties’ recognition that, by settling the Action, they will avoid the additional costs, time, expense, disruption, distraction, and risks associated with continued litigation; (8) the benefits that the Parties and the Class have received and will receive by reason of the Settlement; and (9) Class Counsel’s belief that the Settlement of the Action is fair, reasonable, and adequate, and in the best interests of all Class Members.

4.	What Are the Terms of the Settlement?

In consideration for the full and final settlement and dismissal with prejudice of, and the release of, any and all Released Claims (described below in Section 8), the Parties will jointly request that the Court enter, as part of the Judgment, an order establishing the right of Class Members to elect to participate in the Quasi-Appraisal Proceeding.  Details regarding the Quasi-Appraisal Proceeding are set forth in Section 9 below and in the Stipulation.

THE SETTLEMENT HEARING

5.	When and Where Will the Court Decide Whether to Approve the Settlement?

The Court will hold a Settlement Hearing to decide whether to approve the Settlement. The Settlement Hearing will be held on ______________, 2011 at __:__ _.m., before Vice Chancellor Donald F. Parsons, Jr., in the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801. At the Settlement Hearing, the Court will: (i) determine whether the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Class; (ii) determine whether the Judgment should be entered dismissing the Action with prejudice as against Plaintiffs and the Class and releasing the Released Claims, and enjoining prosecution of any and all Released Claims against the Released Plaintiff Parties and Released Defendant Parties, as applicable; (iii) consider Class Counsel’s Fee and Expense Application; (iv) hear and determine any objections to the Settlement and the Fee and Expense Application; and (v) order such other relief as the Court may deem necessary and appropriate.  The Court may adjourn and reconvene the Settlement Hearing or any adjournment or continuation thereof, including the consideration of the Fee and Expense Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Court may approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Class.

OBJECTING TO THE SETTLEMENT

6.	How Do I Tell the Court That I Do Not Approve of the Settlement?

Any Class Member who objects to the Settlement, the Judgment to be entered in the Action, and/or Class Counsel’s Fee and Expense Application, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that in the absence of an Order of the Court modifying this requirement for good cause shown, any Class Member who wishes to be heard must, no later than fourteen (14) calendar days prior to the Settlement Hearing, file with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and serve upon counsel listed below: (a) a written notice of intention to appear; (b) a written statement of such person’s objections to any matters before the Court; (c) the grounds for such objections and the reasons that such person desires to appear and be heard; (d) proof of membership in the Class; and (e) all documents or writings such person desires the Court to consider.  Such filings shall be served upon the following counsel:

Stuart M. Grant GRANT & EISENHOFER P.A. 1201 North Market Street Wilmington, Delaware 19801	William M. Lafferty MORRIS, NICHOLS, ARSHT, & TUNNELL, LLP 1201 N. Market Street Wilmington, Delaware 19801
Attorneys for Plaintiffs and the Class	Attorneys for Defendants Rock-Tenn Co. and RockTenn CP, LLC
-and-
Martin S. Lessner YOUNG CONWAY STARGATT & TAYLOR LLP The Brandywine Building 1000 West Street, 17th Floor P.O. Box 391 Wilmington, Delaware 19899
Attorneys for the Individual Defendants

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiffs and Class Counsel in the Action, or any award of attorneys’ fees or expenses to Class Counsel, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding. Any Class Member who does not object to the Settlement or Class Counsel’s Fee and Expense Application or to any other matter stated above need not appear at the Settlement Hearing or take any other action to indicate their approval.
The Court is the only court that will review the fairness of the Settlement and Class Counsel’s Fee and Expense Application and determine whether they should be approved.

FINAL ORDER AND JUDGMENT

7.	What Will Be the Effect of the Court’s Entry of a Final Order and Judgment?

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Class, the Parties will ask the Court to enter the Judgment, which will, among other things:

i.	approve the Settlement as fair, reasonable, adequate and in the best interests of the Class and direct consummation of the Settlement in accordance with the terms and conditions of the Stipulation;
ii.	determine that the requirements of the rules of the Court and due process have been satisfied in connection with the distribution of this Notice;

iii.	dismiss the Action on the merits and with prejudice in its entirety, and grant the releases more fully described in Section 8 below in accordance with the terms and conditions of the Stipulation;
iv.
permanently bar and enjoin Plaintiffs and all Class Members from instituting, commencing or prosecuting any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties (as described in Section 8);

v.	permanently bar and enjoin Defendants from instituting, commencing or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiff Parties (as described in Section 8).
vi.	award attorneys’ fees and expenses to Class Counsel, to the extent that Class Counsel’s Fee and Expense Application is approved by the Court.

DISMISSALS AND RELEASES

8.	What Claims Will Be Released by the Settlement?

The Stipulation provides that:

(a)           Upon entry of the Judgment, the Action shall be dismissed on the merits with prejudice, without costs (except with respect to any attorneys’ fees and expenses awarded by the Court).

(b)           Upon the Effective Date, Plaintiffs and each of the other Class Members, individually and collectively, on behalf of themselves and any and all of their respective heirs, executors, administrators, estates, assigns, predecessors in interest, successors in interest, representatives, trustees, or transferees, immediate and remote, and any Person or entity acting for or on behalf of, or claiming under any of them, and each of them, shall be deemed to have, and by operation of the Judgment shall have, completely, fully, finally and forever released, relinquished and discharged the Released Defendant Parties2 from, and will be forever barred and enjoined from commencing, instituting or prosecuting against the Released Defendant Parties, any and all manner of claims, counterclaims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known and Unknown Claims (as defined below), whether direct, derivative, individual, class, representative, legal equitable or of any other type, or in any other capacity, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including but not limited to any claims under federal securities law or state disclosure law or any claims that could be asserted derivatively) that (i) were asserted in the Delaware and Illinois Actions; or (ii) could have been asserted in the Delaware and Illinois Actions or in any other court, tribunal, forum or proceeding by any or all Plaintiffs or other Class Members, which arise out of the Class Members’ status as holders of Smurfit-Stone common stock during the period between and including January 23, 2011, and May 27, 2011, and are based upon, arise out of or involve, directly or indirectly, (a) the Merger Agreement or the Transaction, (b) disclosures or statements concerning the Merger Agreement or the Transaction or (c) any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof that were alleged, asserted, set forth or claimed in the Delaware and/or Illinois Actions.  This release shall not, however, include (x) the right to enforce the Settlement; (y) claims for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law by holders of Smurfit-Stone common stock who properly perfect such claims for appraisal and do not otherwise waive their appraisal rights; or (z) claims in the Quasi-Appraisal Proceeding.

2 “Released Defendant Parties” means (i) any and all Defendants, (ii) their respective past or present immediate family members, affiliates, associates, subsidiaries, parents, predecessors, successors, officers, directors, employees, agents, advisors, financial or investment advisors, insurers, and attorneys, (iii) any Person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest, and (iv) the legal representatives, heirs, successors in interest or assigns of any of the foregoing.

(c)           Upon the Effective Date, Defendants and each of the other Released Defendant Parties, individually and collectively, on behalf of themselves and any and all of their respective heirs, executors, administrators, estates, assigns, predecessors in interest, successors in interest, representatives, trustees, or transferees, immediate and remote, and any Person or entity acting for or on behalf of, or claiming under any of them, and each of them, shall be deemed to have, and by operation of the Judgment shall have, completely, fully, finally and forever released, relinquished and discharged the Released Plaintiff Parties3 from, and will be forever barred and enjoined from commencing, instituting or prosecuting against the Released Plaintiff Parties, any and all claims, counterclaims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known claims and Unknown Claims (as defined below), whether legal, equitable or of any other type, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, that have been or could have been asserted in the Delaware and Illinois Actions or in any other court, tribunal, forum or proceeding by Defendants or any of them or their respective successors and assigns against Plaintiffs, any of the other Class Members or their respective counsel, which arise out of or relate in any way to the Transaction or the institution, prosecution, settlement or dismissal of the Delaware and Illinois Actions.  This release shall not, however, include (x) the right to enforce the Settlement or (y) the right to assert defenses to any claims for statutory appraisal or claims brought in the Quasi-Appraisal Proceeding.

(d)           The releases contemplated by the Stipulation extend to Unknown Claims, defined as any and all claims that any Plaintiff or other Class Member does not know or suspect exists in his, her or its favor as against the Released Defendant Parties at the time of the release of the Released Plaintiffs’ Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement, and any and all claims which any Defendant does not know or suspect to exist in his, her or its favor as against the Released Plaintiff Parties at the time of the release of the Released Defendants’ Claims, including without limitation, those which, if known, might have affected the decision to enter into the Settlement.  With respect to all Released Claims, the Parties relinquish, and by operation of law the other Class Members and the other Released Defendant Parties shall be deemed to have relinquished, on the Effective Date, to the full extent permitted by law, the provisions, right and benefits of Section 1542 of the California Civil Code, which provides:

3 “Released Plaintiff Parties” means any and all Plaintiffs, any and all of the other Class Members, and their respective counsel (including Class Counsel).

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, with respect to all Released Claims, the Parties relinquish, and by operation of law the other Class Members and the other Released Defendant Parties shall be deemed to have relinquished, on the Effective Date, to the full extent permitted by law, the provisions, rights, and benefits of any state, local, foreign, federal, statutory, regulatory, common or other law or rule, which is similar, comparable or equivalent to Section 1542 of the California Civil Code.  The Parties acknowledge, and by operation of law the other Class Members and the other Released Defendant Parties shall be deemed to have acknowledged, on the Effective Date, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Parties that the Settlement completely, fully, finally and forever extinguishes any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  The Parties acknowledge, and by operation of law the other Class Members and the other Released Defendant Parties shall be deemed to have acknowledged, on the Effective Date, that the inclusion of “Unknown Claims” in the definition of “Released Defendants’ Claims” and “Released Plaintiffs’ Claims” was separately bargained for and was a key element of the Settlement and was relied upon by each and all of the Parties in entering into the Settlement.

THE QUASI-APPRAISAL PROCEEDING

9.	Am I Entitled to Seek “Quasi-Appraisal”? How Do I Elect Quasi-Appraisal?

The following procedures apply to the Quasi-Appraisal Proceeding:

(a)           Categories of Quasi-Appraisal Petitioners:

i.
If you were a holder immediately prior to the closing of the Merger of a share of Smurfit-Stone common stock that was voted in favor of the Merger, you shall be eligible to participate in the Quasi-Appraisal Proceeding with respect to that share provided that, at the time you submit the Proof of Claim described below, you submit to Rock-Tenn $41.26 in cash, which represents the value (rounded to the nearest penny) of the per-share Merger Consideration on the Merger Date.

ii.
If you were a holder immediately prior to the closing of the Merger of a share of Smurfit-Stone common stock that was not voted in favor of the Merger and for which appraisal rights have not already been sought pursuant to 8 Del. C. § 262, you shall be eligible to participate in the Quasi-Appraisal Proceeding with respect to that share provided that, at the time you submit the Proof of Claim described below, you submit to Rock-Tenn $6.26 in cash, which represents the difference between the per-share value of the Merger Consideration on the Merger Date (rounded to the nearest penny) and the per-share value of the Merger Consideration upon the execution of the Merger Agreement.

iii.
If you were a holder immediately prior to the closing of the Merger of a share of Smurfit-Stone common stock for which appraisal rights have already been sought under 8 Del. C. § 262, you retain the right to pursue statutory appraisal with respect to that share, and the Settlement shall not alter or infringe that right.  You will not have the right to participate in the Quasi-Appraisal Proceeding with respect to that share and will not have any additional claims with respect to that share as a result of the Settlement.  Notwithstanding the foregoing, the Settlement will not prevent any Party from requesting that the Court consolidate or coordinate the Quasi-Appraisal Proceeding and any statutory appraisal proceedings for pre-trial and/or trial purposes.

(b)           Participation in the Quasi-Appraisal Proceeding

i.
In order to participate in the Quasi-Appraisal Proceeding, you must provide evidence of ownership of Smurfit-Stone common stock immediately prior to the closing of the Merger on the Merger Date, including by submitting the Proof of Claim distributed along with this Notice.  Any dispute regarding share ownership on the Merger Date shall be resolved by the Court.

ii.
Notwithstanding any other provision of 8 Del. C. § 262, if you comply with the procedures set forth in this Notice you will be deemed to have properly and timely perfected your claim to participate in the Quasi-Appraisal Proceeding.

iii.
On or before the later of (x) _______________ [60 days after the Settlement Hearing] or (y) thirty (30) days after the Effective Date (the “Participation Deadline”), any Class Member who wishes to establish his, her or its eligibility to participate in a Quasi-Appraisal Proceeding must submit a Proof of Claim in the form distributed along with this Notice and enclose a wire transfer authorization, a check or a money order payable to Rock-Tenn Co. in accordance with the terms of the Proof of Claim.

iv.
If the Effective Date does not occur on or before ____________ [60 days after the Settlement Hearing], then within one week after the Effective Date, Rock-Tenn will inform Class Members of the occurrence of the Effective Date, and of the deadline to submit Proofs of Claim, by means of a posting on www.rocktenn.com and in a Form 8-K filing with the SEC.

v.
Within thirty (30) days after the Participation Deadline, any Class Member who has timely filed a Proof of Claim and wishes to pursue quasi-appraisal may file a petition for quasi-appraisal with the Court.  All such petitions will be consolidated into a single Quasi-Appraisal Proceeding.  Any Quasi-Appraisal Petitioner who submits a timely petition may seek the Court’s permission to prosecute the Quasi-Appraisal Proceeding on behalf of all Class Members who submitted Proofs of Claim and are entitled to participate in the Quasi-Appraisal Proceeding but who did not timely file their own petitions for quasi-appraisal.  If no Class Member timely files a petition for quasi-appraisal, or if no Class Member seeks permission to prosecute the Quasi-Appraisal Proceeding on behalf of eligible Class Members who did not submit their own petitions, Rock-Tenn will refund the Participation Amounts of those Class Members who did not submit quasi-appraisal petitions, and those Class Members will have no further right to quasi-appraisal.

vi.
Any dispute regarding a Person’s entitlement to participate in the Quasi-Appraisal Proceeding—whether based on (a) the Person’s membership in the Class; (b) the adequacy of the Person’s Proof of Claim and any supporting documentation; (c) the Person’s compliance with the procedures governing the Quasi-Appraisal Proceeding; or (d) any other reason—shall be resolved by the Court as part of the Quasi-Appraisal Proceeding.

(c)	Conduct of the Quasi-Appraisal Proceeding and Payment of any Quasi-Appraisal Award

i.
The Quasi-Appraisal Proceeding will be governed by the rules and standards applicable to statutory appraisal proceedings under 8 Del. C. § 262, subject to the modifications described in this Notice and in Paragraph 2 of the Stipulation.

ii.
Rock-Tenn shall retain any unique defenses it currently has with respect to any individual appraisal or quasi-appraisal petitioner.  Such defenses do not constitute, and are not subject to, the Released Defendants’ Claims.

iii.
Class Members who elect to participate in the Quasi-Appraisal Proceeding will be responsible for any attorneys’ fees, costs and expenses incurred in pursuing the Quasi-Appraisal Proceeding.  Defendants will have no responsibility to cover or reimburse any portion of such attorneys’ fees, costs or expenses.

iv.
If a judgment in the Quasi-Appraisal Proceeding (the “Quasi-Appraisal Judgment”) results in the payment of an award by Rock-Tenn to Quasi-Appraisal Petitioners, the portion of the Quasi-Appraisal Award paid in respect of each share of Smurfit-Stone common stock described in Paragraph 9(a)(i) above will be the appraised value, per share, of Smurfit-Stone as determined by the Court in the Quasi-Appraisal Judgment (the “Appraised Value Per Share”).  The portion of the Quasi-Appraisal Award paid in respect of each share of Smurfit-Stone common stock described in Paragraph 9(a)(ii) above will be the Appraised Value Per Share minus $35 per share; provided, however, that if the result of the foregoing calculation is equal to or less than zero, the portion of the Quasi-Appraisal Award paid in respect of each such share will be zero.

v.
If the Quasi-Appraisal Judgment results in the payment of a Quasi-Appraisal Award, Quasi-Appraisal Petitioners will receive interest on so much of the amounts paid pursuant to Paragraph 9(c)(iv) above as corresponds to their Participation Amounts, which interest will run from the date on which they submitted their Participation Amounts.  If the Quasi-Appraisal Judgment results in the payment of a Quasi-Appraisal Award, Quasi-Appraisal Petitioners will receive interest on so much of  the amounts paid pursuant to Paragraph 9(c)(iv) above as corresponds to the excess of the Appraised Value Per Share over $41.26 per share, which interest will run from the Merger Date.  The interest described in the preceding two sentences shall accrue at a rate determined in accordance with 8 Del. C. § 262

vi.
Rock-Tenn shall pay the Quasi-Appraisal Award in cash, except that Rock-Tenn may pay a portion of the Quasi-Appraisal Award in shares of Rock-Tenn Co. common stock (with each share of Rock-Tenn Co. common stock valued for this purpose using the Settlement Stock Value) if, in the opinion of counsel to Rock-Tenn, payment of such portion in stock is necessary to avoid any risk to the tax-free treatment of the Merger for U.S. federal income tax purposes.

Although the submission of the Proof of Claim will determine your eligibility to participate in the Quasi-Appraisal Proceeding, it will not establish your entitlement to a payment.  Whether you receive a payment will depend on whether a quasi-appraisal petition is timely filed by you, or by another eligible Class Member who seeks permission to prosecute the Quasi-Appraisal Proceeding on your behalf.  Whether you receive a payment will further depend upon the judgment ultimately entered in the Quasi-Appraisal Proceeding.

THE FEE AND EXPENSE APPLICATION

10.	What Payment are the Attorneys for the Class Seeking? How Will the Lawyers Be Paid?

Class Counsel have neither received any payment for their services in conducting the Action on behalf of Plaintiffs and the Class nor been reimbursed for their out-of-pocket expenses incurred to date.  Class Counsel intend to apply to the Court for an award of attorneys’ fees and reimbursement of litigation expenses in an aggregate amount not to exceed $6,000,000.00.  Defendants agree that Class Counsel have established a right to an award of attorneys’ fees and expenses based on benefits provided to the Class, but Defendants have reserved the right to object to the amount requested.  Rock-Tenn Co. or its successor(s) will be solely responsible for payment of any attorney’s fees and expenses to Class Counsel, and no other Defendant shall bear responsibility for such payment. The Court will determine the amount of any Fee and Expense Award.

Neither you nor any other Class Member is or will be personally liable for any award of fees and expenses by the Court in this Action. The Fee and Expense Application, if approved by the Court, will be the only payment to Class Counsel for their efforts in achieving the Settlement and for their risk in undertaking this representation on a wholly contingent basis.

The disposition of the Fee and Expense Application is not a material term of the Stipulation, and it is not a condition of the Stipulation that such Fee and Expense Application be granted.

Any disapproval or modification of the Fee and Expense Application by the Court or on appeal shall not affect or delay the enforceability of the Stipulation, provide any of the Parties with the right to terminate the Settlement or affect or delay the binding effect of the Judgment or the release of the Released Claims.  Final resolution of the Fee and Expense Application shall not be a condition to the dismissal of the Action.

NOTICE TO PERSONS OR ENTITIES THAT HELD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of the common stock of Smurfit-Stone at any time during the Class Period for the benefit of others are requested to send this Notice and Proof of Claim form to all of their respective beneficial owners within seven (7) days after receipt. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to the Administrator at __________________________.

GETTING MORE INFORMATION

11.	How Do I Get More Information?

This Notice summarizes the proposed Settlement.  The foregoing description of the Settlement Hearing, the Action, the Quasi-Appraisal Proceeding, the terms of the proposed Settlement and other matters described herein do not purport to be comprehensive. This summary is qualified by, and subject to, the detailed terms of the Stipulation (including its Exhibits). Accordingly, Class Members are referred to the documents filed with the Court in the Action.  PLEASE DO NOT WRITE OR CALL THE COURT.

Inquiries about the Settlement may be directed to the attention of Class Counsel as follows:

Jamie R. Mogil, Esquire
FARUQI & FARUQI, LLP
369 Lexington Avenue
10th  Floor
New York, New York  10017
(212) 983-9330

Dated:________________, 2011	BY ORDER OF THE COURT

Register in Chancery

EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SMURFIT-STONE CONTAINER CORP. SHAREHOLDER LITIGATION	) ) ) ) )	Consolidated C.A. No. 6164-VCP
ROCK-TENN COMPANY and ROCKTENN CP, LLC,

Defendants and Counterclaim-Plaintiffs,

v.

JOHN M. MARKS and MELVIN D. SPENCER, individually and as co-lead plaintiffs of the certified class,

and

IVORY HILL INVESTMENTS LLC, individually and as a member of the certified class,

Plaintiffs and Counterclaim-Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

SUMMARY NOTICE OF PROPOSED SETTLEMENT OF CLASS ACTION,
SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:
ANY AND ALL RECORD AND BENEFICIAL HOLDERS OF SMURFIT-STONE CONTAINER CORPORATION COMMON STOCK AT ANY TIME DURING THE PERIOD BETWEEN AND INCLUDING JANUARY 23, 2011 AND MAY 27, 2011 (THE “CLASS PERIOD”), OR THEIR RESPECTIVE SUCCESSORS IN INTEREST, BUT EXCLUDING THE FOLLOWING:  THE DEFENDANTS; MEMBERS OF THE IMMEDIATE FAMILIES OF EACH OF THE INDIVIDUAL DEFENDANTS; ANY PARENTS, SUBSIDIARIES AND AFFILIATES OF ANY DEFENDANT; CURRENT AND FORMER DIRECTORS AND OFFICERS OF ANY DEFENDANT OR OF ANY OF DEFENDANTS’ PARENTS, SUBSIDIARIES OR AFFILIATES; ANY PERSON, FIRM, TRUST, CORPORATION OR OTHER ENTITY IN WHICH ANY DEFENDANT DURING THE CLASS PERIOD HAD A CONTROLLING INTEREST; AND THE LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS IN INTEREST OR ASSIGNS OF ANY SUCH PERSON OR ENTITY.

PLEASE READ THIS NOTICE CAREFULLY. YOUR RIGHTS MAY BE AFFECTED BY A CLASS ACTION LAWSUIT PENDING IN THIS COURT.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Court of Chancery of the State of Delaware dated _____________, that Plaintiffs and Defendants in the above-captioned class action lawsuit have entered into a proposed settlement in which certain Class Members will be entitled to participate in a Quasi-Appraisal Proceeding.1 A Settlement Hearing will be held in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801, on _____________, 2011, at __:__ _.m. to, among other things, (i) determine whether the proposed Settlement should be approved by the Court as fair, reasonable, and adequate; (ii) determine whether certain claims should be dismissed with prejudice; and (iii) consider the Fee and Expense Application of Class Counsel.

IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED BY THE SETTLEMENT, AND YOU MAY BE ENTITLED TO PARTICIPATE IN A QUASI-APPRAISAL PROCEEDING. If you have not yet received the full printed Notice of Proposed Settlement (the “Notice”) and Proof of Claim, you may obtain copies of these documents by contacting the Administrator at the following address:

[ADMINISTRATOR]

Copies of the Notice and Proof of Claim can also be downloaded from www.rocktenn.com.

If you are a Class Member, in order to be eligible to participate in a Quasi-Appraisal Proceeding, you must submit a Proof of Claim that is postmarked no later than ______________ [60 days after the Settlement Hearing].  In the event that deadline is extended, you will be informed of the extension in a subsequent Form 8-K filing by Rock-Tenn and on www.rocktenn.com.  You may submit a Proof of Claim now or at any time prior to the deadline.

If you submit a Proof of Claim, you may then file a petition for quasi-appraisal with the Court within thirty (30) days after the deadline for submitting Proofs of Claim.  If you do not file a quasi-appraisal petition, and if no other Class Member files a quasi-appraisal petition and seeks to represent those eligible Class Members who submitted Proofs of Claim but did not file their own petitions, you will not be eligible for any quasi-appraisal payment.

1 Except as otherwise expressly provided herein or as the context otherwise requires, all capitalized terms shall have the same definitions as set forth in the Stipulation and Agreement of Compromise and Settlement (the “Stipulation”) dated October 5, 2011, which is available at www.rocktenn.com.

If you are a Class Member, you will be bound by any Judgment entered in the Action whether or not you submit a Proof of Claim. Any objections to the proposed Settlement and/or Class Counsel’s Fee and Expense Application must be filed with the Court and delivered to all counsel listed in the Notice such that they are received no later than _____________, 2011, in accordance with the instructions set forth in the Notice. If you are a Class Member and do not submit a proper Proof of Claim, you will not be able to participate in the Quasi-Appraisal Proceeding but you will nevertheless be bound by the Judgment of the Court.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE. Inquiries, other than requests for the Notice and Proof of Claim, may be made to Class Counsel:

Jamie R. Mogil, Esquire FARUQI & FARUQI, LLP 369 Lexington Avenue, 10th Floor New York, New York 10017 (212) 983-9330

Dated: _____________, 2011	BY ORDER OF THE
COURT OF CHANCERY
OF THE STATE OF DELAWARE

EXHIBIT D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SMURFIT-STONE CONTAINER CORP. SHAREHOLDER LITIGATION	) ) ) ) )	Consolidated C.A. No. 6164-VCP
ROCK-TENN COMPANY and ROCKTENN CP, LLC,
Defendants and Counterclaim-Plaintiffs,
v.
JOHN M. MARKS and MELVIN D. SPENCER, individually and as co-lead plaintiffs of the certified class,
and
IVORY HILL INVESTMENTS LLC, individually and as a member of the certified class,
Plaintiffs and Counterclaim-Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

PROOF OF CLAIM

MUST BE POSTMARKED ON OR BEFORE:  _______________________, 2011.

IF YOU WOULD LIKE TO PARTICIPATE IN THE QUASI-APPRAISAL PROCEEDING THAT IS PROVIDED FOR IN CONNECTION WITH THE SETTLEMENT OF THE ACTION AND ARE ELIGIBLE TO DO SO ACCORDING TO THE TERMS OF PARAGRAPH 2 OF THE STIPULATION AND THE NOTICE OF PROPOSED SETTLEMENT, YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM FORM, AND RETURN IT TO THE ADMINISTRATOR.1

1 Except as otherwise expressly defined herein, all capitalized terms shall have the same definitions as set forth in the Stipulation and Agreement of Compromise and Settlement dated October ___, 2011 (“Stipulation”), which is available at www.rocktenn.com.

[ADMINISTRATOR]

YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY PRE-PAID, FIRST CLASS MAIL, POSTMARKED NO LATER THAN _______________ [60 DAYS AFTER THE SETTLEMENT HEARING].  FAILURE TO DO SO WILL PRECLUDE YOU FROM PARTICIPATING IN THE QUASI-APPRAISAL PROCEEDING.  IN THE EVENT THIS DEADLINE IS EXTENDED, ROCK-TENN WILL INFORM YOU OF THE EXTENSION BY MEANS OF A POSTING ON WWW.ROCKTENN.COM AND IN A FORM 8-K FILING WITH THE SEC.

DO NOT MAIL OR DELIVER YOUR PROOF OF CLAIM TO THE COURT OR ANY OF THE PARTIES OR THEIR COUNSEL. ANY SUCH PROOF OF CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR PROOF OF CLAIM ONLY TO THE ADMINISTRATOR IDENTIFIED ABOVE.

PLEASE NOTE THAT SUBMISSION OF A PROOF OF CLAIM FORM DOES NOT, BY ITSELF, ENTITLE YOU TO A PAYMENT.  WHETHER YOU RECEIVE A PAYMENT WILL DEPEND UPON WHETHER A QUASI-APPRAISAL PETITION IS FILED BY YOU, OR BY ANOTHER ELIGIBLE CLASS MEMBER WHO SEEKS PERMISSION TO PROSECUTE THE QUASI-APPRAISAL PROCEEDING ON YOUR BEHALF.  WHETHER YOU RECEIVE A PAYMENT WILL FURTHER DEPEND UPON THE JUDGMENT ULTIMATELY ENTERED IN THE QUASI-APPRAISAL PROCEEDING.

PART I:	CLAIMANT’S STATEMENT

By submitting this Proof of Claim, the individual(s), entity or entities identified in Part II below (the “Claimant”) state(s) as follows:

1.           Claimant believes in good faith that Claimant is, or is acting on behalf of, a Class Member, which is defined in the Scheduling Order as follows:

any and all record and beneficial holders of Smurfit-Stone Container Corp. common stock at any time during the period between and including January 23, 2011 and May 27, 2011 (the “Class Period”), or their respective successors in interest, but excluding the following:  the Defendants; members of the immediate families of each of the Individual Defendants; any parents, subsidiaries and affiliates of any Defendant; current and former directors and officers of any Defendant or of any of Defendants’ parents, subsidiaries or affiliates; any person, firm, trust, corporation or other entity in which any Defendant during the Class Period had a controlling interest; and the legal representatives, heirs, successors in interest or assigns of any such person or entity.

2.           Claimant has read and understands the Stipulation and the Notice of Proposed Settlement, and believes in good faith that Claimant is entitled to participate in the Quasi-Appraisal Proceeding.

3.           Claimant has set forth where requested below in this Proof of Claim all relevant information with respect to Claimant’s holdings of Smurfit-Stone common stock immediately prior to the closing of the Merger.

4.           Claimant has enclosed photocopies of stockbroker confirmation slips, stockbroker account statements, or other documents evidencing Claimant’s holdings of Smurfit-Stone common stock in support of Claimant’s claim.  NOTE:  IF YOU HAVE NO DOCUMENTS TO SUPPORT YOUR CLAIM, PLEASE OBTAIN SUCH DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR, BECAUSE DOCUMENTARY PROOF OF STOCK OWNERSHIP IS NECESSARY TO PROVE AND PROCESS YOUR CLAIM.

5.           Claimant understands that the information contained in this Proof of Claim is subject to such verification as the Court may direct or as deemed necessary by the Administrator, and Claimant agrees to cooperate in any such verification.

6.           Claimant has enclosed a wire transfer authorization,2 a check or a money order payable to Rock-Tenn Co., in satisfaction of the Participation Amount, as set forth in the Stipulation.  The Participation Amount is the sum of:

(a)           the multiple of (x) the number of shares of Smurfit-Stone common stock owned by Claimant immediately prior to the closing of the Merger on May 27, 2011 that were voted in favor of the Merger and for which Claimant seeks to participate in the Quasi-Appraisal Proceeding, and (y) $41.26; and

(b)           the multiple of (x) the number of shares of Smurfit-Stone common stock owned by Claimant immediately prior to the closing of the Merger on May 27, 2011 that were not voted in favor of the Merger, for which statutory appraisal has not been sought, and for which Claimant seeks to participate in the Quasi-Appraisal Proceeding, and (y) $6.26.

Note:  Any disputes over any particular Claimant’s right to participate in the Quasi-Appraisal Proceeding, including disputes regarding the required Participation Amount, will be resolved by the Court.

7.           By submitting this Proof of Claim, the Claimant submits to the jurisdiction of the Court of Chancery of the State of Delaware for the purpose of his, her or its claim and the Quasi-Appraisal Proceeding.

2 Quasi-Appraisal Petitioners who wish to submit their Participation Amount to Rock-Tenn by wire transfer may do so by using the following wire transfer instructions: ___(wire transfer instructions)___.

8.           Claimant acknowledges and agrees that, if the Settlement is approved and becomes effective, Claimant (i) will have finally and forever released, settled and discharged the Released Defendant Parties from and with respect to the Released Plaintiffs’ Claims pursuant to the Settlement and (ii) will be forever barred and enjoined from commencing, instituting or prosecuting any Released Plaintiffs’ Claims against any of the Released Defendant Parties.  For the avoidance of doubt, the right to participate in the Quasi-Appraisal Proceeding as set forth in the Stipulation does not constitute a Released Plaintiffs’ Claim.

PART II:	CLAIMANT IDENTIFICATION

Name(s) of Beneficial Owner(s): ______________________________________

Address:_______________________________________________________

City: ________________   State:______________________      Zip Code:_____

Social Security No.:  ___________________    OR Taxpayer I.D. No.: ________

Contact Person and Title (if Claimant is an entity): _____________________________

Record Owner’s Name (if different from Beneficial Owner listed above): ________________

Account Number:_______________________

Relationship to Beneficial Owner: ___________

Claimant’s Capacity:

__________Individual __________Joint __________IRA __________Estate

_________Corporation __________Trust __________Other (specify)

Contact Telephone Number:  ______________________________ (day)

Contact Telephone Number:  ______________________________ (evening)

Email Address: _____________________________________________

PART III:	IDENTIFICATION AND DOCUMENTATION OF OWNERSHIP OF SHARES OF SMURFIT-STONE STOCK [PLEASE COMPLETE INFORMATION FOR ALL ITEMS THAT APPLY]

A.           Immediately prior to the closing of the Merger on May 27, 2011, Claimant owned of record and/or beneficially _________________ shares of Smurfit-Stone common stock that were exchanged for the Merger Consideration as part of the Merger.

B.           Of the ________________ shares of Smurfit-Stone common stock that Claimant owned of record and/or beneficially immediately prior to the closing of the Merger on May 27, 2011, Claimant voted in favor of the Merger, and accepted the Merger Consideration with respect to, _________________ shares (the “Shares Voted in Favor”).

C.           Of the Shares Voted in Favor, Claimant seeks to participate in the Quasi-Appraisal Proceeding with respect to _________________ shares.

D.           Of the _________________ shares of Smurfit-Stone common stock that Claimant owned of record and/or beneficially immediately prior to the closing of the Merger on May 27, 2011, Claimant did not vote in favor of the Merger, and did not accept the Merger Consideration with respect to, _________________ shares (the “Shares Not Voted in Favor”).

E.           Of the Shares Not Voted in Favor, Claimant has not sought statutory appraisal, and seeks to participate in the Quasi-Appraisal Proceeding with respect to, _________________ shares.

F.           Of the Shares Not Voted in Favor, Claimant has sought statutory appraisal with respect to _________________ shares.

G.           Claimant is submitting to Rock-Tenn $________________, which represents the sum of: (i) the number of shares in Paragraph C multiplied by $41.26, and (ii) the number of shares in Paragraph E multiplied by $6.26.

Note:  Former Smurfit-Stone stockholders do not have the right to participate in the Quasi-Appraisal Proceeding, and are not entitled to any additional rights by virtue of the Settlement, with regard to the shares described in Paragraph F.

YOU MUST SEND WITH THIS FORM COPIES OF DOCUMENTS, SUCH AS ACCOUNT STATEMENTS OR BROKER CONFIRMATION SLIPS, THAT DOCUMENT THE INFORMATION REQUESTED IN PARAGRAPHS A THROUGH G ABOVE.

PART IV:	CERTIFICATION

UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code because: (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.R.S. that you are subject to withholding, please strike out the language that you are not subject to backup withholding in the certification above.

I (We) certify that, if I am (we are) acting as the representative for a Class Member, I am (we are) currently authorized to act on behalf of that Class Member.

(Signature)

(Signature) (If this claim is being made on behalf of joint owners, then each must sign)

Date:

THIS PROOF OF CLAIM MUST BE SUBMITTED TO THE  ADMINISTRATOR, POSTMARKED NO LATER THAN ____________________.  ROCK-TENN WILL INFORM YOU OF ANY EXTENSION OF THIS DEADLINE BY MEANS OF A POSTING ON WWW.ROCKTENN.COM AND IN A FORM 8-K FILING WITH THE SEC.

No acknowledgment will be made as to the receipt of the Proof of Claim. If you wish to be assured that your Proof of Claim is actually received by the Administrator, then you should send it by Certified Mail, Return-Receipt Requested.

PLEASE NOTE THAT, WHILE THE SUBMISSION OF A PROOF OF CLAIM WILL DETERMINE YOUR ELIGIBILITY TO PARTICIPATE IN THE QUASI-APPRAISAL PROCEEDING, IT WILL NOT ESTABLISH YOUR ENTITLEMENT TO A PAYMENT.  WHETHER YOU RECEIVE A PAYMENT WILL DEPEND ON WHETHER A QUASI-APPRAISAL PETITION IS TIMELY FILED BY YOU, OR BY ANOTHER ELIGIBLE CLASS MEMBER WHO SEEKS PERMISSION TO PROSECUTE A QUASI-APPRAISAL PROCEEDING ON YOUR BEHALF.  WHETHER YOU RECEIVE A PAYMENT WILL FURTHER DEPEND UPON THE JUDGMENT ULTIMATELY ENTERED IN THE QUASI-APPRAISAL PROCEEDING.

EXHIBIT E

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SMURFIT-STONE CONTAINER CORP. SHAREHOLDER LITIGATION	) ) ) ) )	Consolidated C.A. No. 6164-VCP
ROCK-TENN COMPANY and ROCKTENN CP, LLC,
Defendants and Counterclaim-Plaintiffs,
v.
JOHN M. MARKS and MELVIN D. SPENCER, individually and as co-lead plaintiffs of the certified class,
and
IVORY HILL INVESTMENTS LLC, individually and as a member of the certified class,
Plaintiffs and Counterclaim-Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

FINAL ORDER AND JUDGMENT

WHEREAS, the Stipulation and Agreement of Compromise and Settlement dated October 5, 2011 (the “Stipulation”)1 and the Settlement having been presented to the Court at the Settlement Hearing on _____________, 2011, pursuant to the Scheduling Order entered herein on _______________, 2011;

WHEREAS, the Stipulation having been joined and consented to by Plaintiffs and Defendants to the Action and incorporated herein by reference;

1 Except as otherwise expressly defined herein, all capitalized terms shall have the same definitions as set forth in the Stipulation, which is available at www.rocktenn.com.

WHEREAS, the Court having determined that notice of said hearing was given to the Class in accordance with the Scheduling Order and that said notice was adequate and sufficient; and Plaintiffs and Defendants having appeared by their attorneys of record; and the attorneys for Plaintiffs and Defendants having been heard in support of the Settlement of the Action; and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the Notice; and the entire matter of the Settlement having been considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED this __ day of __________, 2011, as follows:

1.           Pursuant to and in the manner directed by the Scheduling Order, the Notice and Proof of Claim have been distributed to the Class; the Summary Notice has been published in the national edition of The Wall Street Journal; a press release has been distributed; the Notice, the Proof of Claim, and the Stipulation with all exhibits thereto have been posted to the website www.rocktenn.com; and a Form 8-K filing containing the Stipulation and all exhibits thereto was made; and proof of the above has been filed with the Court; and a full opportunity to be heard has been offered to all parties to the Action, the Class and persons in interest.  The form and manner of the notice of the proposed Settlement is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Court of Chancery Rule 23 and due process, and it is further determined that all members of the Class are bound by the Judgment herein.

2.           The Settlement is found to be fair, reasonable and adequate and in the best interests of the Class, and it is hereby approved. The Parties are hereby authorized and directed to comply with and to consummate the Settlement in accordance with the terms and provisions of the Stipulation, and the Register in Chancery is expressly directed to enter and docket this Judgment in the Action.

3.           This Judgment shall not constitute any evidence or admission by any of the Parties herein that any acts of wrongdoing have been committed by any of the Parties to the Delaware and Illinois Actions and should not be deemed to create any inference that there is any liability therefor.

4.           The Action is hereby dismissed on the merits with prejudice in its entirety as to the Defendants and against Plaintiffs and all other Class Members and, except with regard to any Fee and Expense Award, without costs.

5.           Upon entry of Judgment and pending the Effective Date, Plaintiffs and each of the other Class Members shall be enjoined, without the necessity of posting bond, from commencing or prosecuting any actions or other proceedings asserting any or all Released Plaintiffs’ Claims.  Upon entry of Judgment and pending the Effective Date, the Defendants shall be enjoined, without the necessity of posting bond, from commencing or prosecuting any actions or other proceedings asserting any or all Released Defendants’ Claims.

6.           Upon the Effective Date, Plaintiffs and each of the other Class Members, individually and collectively, on behalf of themselves and any and all of their respective heirs, executors, administrators, estates, assigns, predecessors in interest, successors in interest, representatives, trustees, or transferees, immediate and remote, and any Person or entity acting for or on behalf of, or claiming under any of them, and each of them, shall be deemed to have, and by operation of this Final Order and Judgment shall have, completely, fully, finally and forever released, relinquished and discharged the Released Defendant Parties2 from, and will be forever barred and enjoined from commencing, instituting or prosecuting against the Released Defendant Parties, any and all manner of claims, counterclaims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known and Unknown Claims, whether direct, derivative, individual, class, representative, legal equitable or of any other type, or in any other capacity, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including but not limited to any claims under federal securities law or state disclosure law or any claims that could be asserted derivatively) that (i) were asserted in the Delaware and Illinois Actions; or (ii) could have been asserted in the Delaware and Illinois Actions or in any other court, tribunal, forum or proceeding by any or all Plaintiffs or other Class Members, which arise out of the Class Members’ status as holders of Smurfit-Stone common stock during the period between and including January 23, 2011, and May 27, 2011, and are based upon, arise out of or involve, directly or indirectly, (a) the Merger Agreement or the Transaction, (b) disclosures or statements concerning the Merger Agreement or the Transaction or (c) any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof that were alleged, asserted, set forth or claimed in the Delaware and/or Illinois Actions.  This release shall not, however, include (x) the right to enforce the Settlement; (y) claims for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law by holders of Smurfit-Stone common stock who properly perfect such claims for appraisal and do not otherwise waive their appraisal rights; or (z) claims in the Quasi-Appraisal Proceeding.

7.           Upon the Effective Date, Defendants and each of the other Released Defendant Parties, individually and collectively, on behalf of themselves and any and all of their respective heirs, executors, administrators, estates, assigns, predecessors in interest, successors in interest, representatives, trustees, or transferees, immediate and remote, and any Person or entity acting for or on behalf of, or claiming under any of them, and each of them, shall be deemed to have, and by operation of this Final Order and Judgment shall have completely, fully, finally and forever released, relinquished and discharged Plaintiffs, all other Class Members and their respective counsel (including Class Counsel) from, and will be forever barred and enjoined from commencing, instituting or prosecuting against Plaintiffs, all other Class Members and their respective counsel (including Class Counsel), any and all claims, counterclaims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known claims and Unknown Claims, whether legal, equitable or of any other type, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, that have been or could have been asserted in the Delaware and Illinois Actions or in any other court, tribunal, forum or proceeding by Defendants or any of them or their respective successors and assigns against Plaintiffs, any of the other Class Members or their respective counsel, which arise out of or relate in any way to the Transaction or the institution, prosecution, settlement or dismissal of the Delaware and Illinois Actions.  This release shall not, however, include (x) the right to enforce the Settlement or (y) the right to assert defenses to any claims for statutory appraisal or claims brought in the Quasi-Appraisal Proceeding.

2 “Released Defendant Parties” means (i) any and all Defendants, (ii) their respective past or present immediate family members, affiliates, associates, subsidiaries, parents, predecessors, successors, officers, directors, employees, agents, advisors, financial or investment advisors, insurers, and attorneys, (iii) any Person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest, and (iv) the legal representatives, heirs, successors in interest or assigns of any of the foregoing.

8.           As used in this Final Order and Judgment, “Unknown Claims” means, and the releases contemplated by this Final Order and Judgment extend to, any and all claims that any Plaintiff or other Class Member does not know or suspect exists in his, her or its favor as against the Released Defendant Parties at the time of the release of the Released Plaintiffs’ Claims, including without limitation those which, if known, might have affected the decision to enter into this Settlement, and any and all claims which any Defendant or other Released Defendant Party does not know or suspect to exist in his, her or its favor as against Plaintiffs, any other Class Member, or their respective counsel at the time of the release of the Released Defendants’ Claims, including without limitation those which, if known, might have affected the decision to enter into this Settlement.  With respect to all Released Claims, the Parties, all other Class Members and the other Released Defendant Parties are hereby deemed to have relinquished, on the Effective Date, to the full extent permitted by law, the provisions, right and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, with respect to all Released Claims, the Parties, all other Class Members and the other Released Defendant Parties are hereby deemed to have relinquished, on the Effective Date, to the full extent permitted by law, the provisions, rights, and benefits of any state, local, foreign, federal, statutory, regulatory, common or other law or rule, which is similar, comparable or equivalent to Section 1542 of the California Civil Code.

9.           The provisions contained in the Stipulation and all negotiations, statements and proceedings in connection therewith are not, will not be argued to be, and will not be deemed to be, a presumption, a concession or an admission by any party of any fault, liability or wrongdoing as to any fact or claim alleged or asserted in the Action or any other actions or proceedings and will not be interpreted, construed, deemed, invoked, offered or received in evidence, or otherwise used by any party or person in this or any other actions or proceedings, whether civil, criminal or administrative; provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, in any forum, as may be necessary to argue that the Stipulation and/or Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment.

10.           On or before the later of (x) _______________ [60 days after the Settlement Hearing] or (y) thirty (30) days after the Effective Date (the “Participation Deadline”), any Class Member who wishes to establish his, her or its eligibility to participate in the Quasi-Appraisal Proceeding described in the Stipulation must submit a Proof of Claim in the form distributed with the Notice and attached to the Stipulation as Exhibit D and enclose a wire transfer authorization, or a check or money order payable to Rock-Tenn Co. in accordance with the terms of the Proof of Claim.

11.           If the Effective Date does not occur within sixty (60) days after the Settlement Hearing, then within one week after the Effective Date, Rock-Tenn will inform Class Members of the occurrence of the Effective Date, and of the Participation Deadline, by means of a posting on www.rocktenn.com and in a Form 8-K filing with the SEC.

12.           Within thirty (30) days after the Participation Deadline, any Class Member who has timely filed a Proof of Claim and wishes to pursue quasi-appraisal may file a petition for quasi-appraisal with the Court.  All such petitions will be consolidated into a single Quasi-Appraisal Proceeding captioned In re Smurfit-Stone Container Corporation Quasi-Appraisal Litigation under the docket number of the first-filed petition.  Any Quasi-Appraisal Petitioner who submits a timely petition may seek the Court’s permission to prosecute the Quasi-Appraisal Proceeding on behalf of all Class Members who submitted Proofs of Claim and are entitled to participate in the Quasi-Appraisal Proceeding but who did not timely file their own petitions for quasi-appraisal.  If no Class Member timely files a petition for quasi-appraisal, or if no Class Member seeks permission to prosecute the Quasi-Appraisal Proceeding on behalf of eligible Class Members who did not submit their own petitions, Rock-Tenn will refund the Participation Amounts of those Class Members who did not submit quasi-appraisal petitions, and those Class Members will have no further right to quasi-appraisal.

13.           Any dispute regarding a Person’s entitlement to participate in the Quasi-Appraisal Proceeding—whether based on (a) the Person’s membership in the Class; (b) the adequacy of the Person’s Proof of Claim and any supporting documentation; (c) the Person’s compliance with the procedures governing the Quasi-Appraisal Proceeding; or (d) any other reason—shall be resolved by the Court as part of the Quasi-Appraisal Proceeding.

14.           The Quasi-Appraisal Proceeding shall be governed by the rules and standards applicable to statutory appraisal proceedings under 8 Del. C. § 262, subject to the modifications set forth in Paragraph 2 of the Stipulation and in the Notice.

15.           Nothing in the Stipulation, Notice or this Judgment shall in any way restrict any Defendant, any Class Member or any statutory appraisal petitioner from requesting that the Court consolidate the Quasi-Appraisal Proceeding with any statutory appraisal proceedings.

16.           Defendants will not have any responsibility to cover or reimburse any portion of any attorneys’ fees, costs or expenses incurred by Class Members in connection with the Quasi-Appraisal Proceeding.

17.           Rock-Tenn shall be responsible the costs of administration of the Settlement, including the costs of providing notice and the fees and expenses incurred by the Administrator in connection with the processing of Proofs of Claim.  Plaintiffs, the other Class Members, and their respective counsel (including Class Counsel) will not have any responsibility whatsoever for such costs.

18.           In the event that the Settlement set forth in the Stipulation is terminated in accordance with its terms, the Parties shall return to their respective litigation status immediately prior to the execution of the Stipulation, and they shall proceed in all respects as if the Stipulation had not been executed and any related orders had not been entered.  In that event, (a) all of the Parties’ respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way, and (b) nothing in the Stipulation shall be deemed to (i) constitute an admission of fact by any Party, (ii) entitle any party to recover any costs or expenses incurred in connection with the implementation of the Stipulation or the Settlement, or (iii) be admissible in evidence or be referred to for any purposes in the Action or in any other court, tribunal, arbitration or proceeding, other than to enforce the terms of the Stipulation.

19.           In the event that any part or portion of this Judgment is rendered or declared invalid by a court of competent jurisdiction, such invalidation of such part or portion of this Judgment shall not invalidate the remaining portions hereof, and they shall remain in full force and effect; provided, however, that in the event paragraphs 4, 5, 6, 7 and/or 8 of this Judgment are declared invalid, then (a) the Settlement shall be terminated and the provisions of paragraph 18 of this Judgment shall apply, except to the extent that the Parties agree in writing to preserve the Settlement to the extent not rendered or declared invalid, and (b) within five (5) business days after the entry of the applicable order, Class Counsel shall repay any amounts received as a result of the Fee and Expense Application, plus interest.

20.           Class Counsel are hereby awarded attorneys’ fees and expenses in the amount of $_______________, which amounts the Court finds to be fair and reasonable.  No counsel representing any plaintiff in any of the Delaware and Illinois Actions shall make any further or additional application for fees and expenses to the Court or any other court.

21.           The effectiveness of the provisions of this Judgment and the obligations of Plaintiffs, Class Members and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Judgment that relates solely to the Fee and Expense Application or any other counsel’s application for an award of attorneys’ fees or expenses.

________________________
Vice Chancellor